RIM CONFIDENTIAL

                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.



                           RESEARCH IN MOTION LIMITED
                      BLACKBERRY SERVICE PROVIDER AGREEMENT

This BlackBerry Service Provider Agreement (the "Agreement") is entered into effective this 1st day of May, 2000 ("Effective Date") by and between Research In Motion Limited, a corporation organized under the laws of the Province of Ontario, Canada, having its head office at 295 Phillip Street, Waterloo, Ontario, N2L 3W8 Canada, collectively ("RIM") and GoAmerica, Inc., a corporation organized under the laws of the State of Delaware and having its principal office at 401 Hackensack Avenue, Hackensack, New Jersey, U.S.A. 07601 (the "BSP").

Whereas the BSP is in the business of providing product and/or services to End-Users, as defined herein below, and desires to offer certain RIM Products and Services to BSP registered End-Users;

Whereas RIM wishes to grant to the BSP the rights (i) to purchase or license, as appropriate, for resale and licensing, renting, leasing and/or distribution to the BSP's End-Users certain RIM BlackBerry(TM) Products and BlackBerry Software as defined herein below, and (ii) to register such End-Users for wireless service;

Now Therefore the BSP and RIM (each a "Party" and together the "Parties") agree as follows:

1. DEFINITIONS. The following terms have the following meanings when used in this Agreement:

1.01 "BSP Order Form" means the BSP product ordering document(s), developed by the BSP and approved by RIM, to be completed by the BSP and signed by the End-User, which shall include language that by signing the BSP Order Form, the End-User acknowledges and accepts the terms and conditions of the BSP End-User Agreement,

1.02 "BSP" End-User Agreement" means the end-user agreement developed by the BSP that includes substantially the same terms and conditions as the BlackBerry End-User Agreement.

1.03 "BlackBerry End-User Agreement" means the specific terms and conditions relative to the Service and Product (as each are defined below) attached as Schedule C.

1.04 "Delivery Schedule" means the schedule for delivery of the Initial Order as indicated in Schedule B. Delivery or Products shall be to the BSP at the address indicated above, or as mutually agreed. All deliveries of the Initial Order must be completed within [**] months from the execution of this Agreement. Subsequent delivery schedules shall be as mutually agreed to in writing and shall be irrevocable following acceptance by RIM.

1.05 "Documentation" means the documentation associated with the Product as listed on Schedule A and any other documentation delivered by RIM as part of the BlackBerry Product offering to the BSP for distribution to End-Users.

1.06 "End-User" means a customer of the BSP who makes purchases, rents, leases, or licenses the Products and Services (as the case may be) for such customer's own use through the signing and submission of the BSP Order Form.

1.07 "Initial Order" means the initial order for Product set forth on Schedule B.

1.08 "Product" or "Products" means those RIM hardware and software ("BlackBerry Software") products as indicated in Schedule A. Use of any Product is specifically limited to use in accordance with this Agreement.

1.09 "BSP Purchase Order" means the product ordering document by which the BSP transmits BSP's orders for Products and/or Services from RIM, such authorized document(s) to be provided to the BSP either directly or when implemented by RIM, through a secure, password-protected web site maintained by RIM. If specified by RIM, the BSP shall endeavor to use the electronic version of the BSP Purchase Order via the secure web site for the purpose of transmitting electronically the completed BSP Purchase Order to RIM. After acceptance by RIM, all BSP orders for Products and Services are non-refundable and may not be cancelled by either party except as expressly permitted in this Agreement.

1.10 "Service" or "Services" means the wireless service provided by RIM as indicated in Schedule A.

1.11 "Schedules" means the schedules to this Agreement specifying additional terms, conditions, rates and fees for the various Products and Services pursuant to this Agreement. The Schedules may be amended and may be supplemented by additional Schedules only by mutual written agreement of the Parties.

1.12 "Software License Agreement" means the RIM document provided in "click-wrap" form in the BlackBerry Software or Documentation and in paper form for display to potential End-users by the BSP that grants the End-User a nonexclusive, nontransferable right to use the software distributed with the BlackBerry Product or under a license to use the BlackBerry Software.

1.13 "Territory" means the geographical region of the United States of America and Canada.

1.14 "Tier I Support" means the BSP support staff will solely be responsible for directly interacting and assisting in the use, installation, and configuration of Products with the End-User's hardware and software as may be reasonably necessary to maintain End-User confidence and satisfaction or as requested by the End-User. Tier I Support also means the post-installation support provided by the BSP's support staff directly to the End-User relating to the post-installation operation of the Products and Services.

1.15 "Tier II Support" means the support provided by the RIM support staff directly to the BSP. The Tier II Support does not include interaction with the End-User.

2.    RIGHTS GRANTED TO BSP

2.01 Right to Market, Sell and License Products and Services. "Affiliate" shall mean entities that are directly or indirectly controlled by BSP as each are identified on the attached Schedule F to this Agreement. "Controlled" means that BSP owns, directly or indirectly, more than fifty percent of the outstanding common stock of the Affiliate. BSP agrees to undertake to provide RIM at least thirty days prior notice of any Affiliate that is no longer controlled by BSP, in which case such Affiliate's rights under this Section 2.01 shall immediately terminate. BSP may also, upon acquiring a new Affiliate, request that RIM consent to amend Schedule F, which consent shall be granted unless doing so would cause RIM to breach an agreement between RIM and a third party, and provided, however, that BSP shall remain liable and obligated hereunder for the acts or omissions of such new Affiliates. Upon receipt and acceptance by RIM of the Initial Order and, subject to the terms and conditions of this Agreement and RIM's Standard Terms and Conditions of Sale included in Schedule C, RIM hereby grants to BSP and its Affiliates a nonexclusive, nontransferable right within the Territory to market, distribute, demonstrate, purchase for resale, renting and/or licensing, as the case may be, the Products and Services. BlackBerry Software is licensed, not sold. Neither BSP nor any Affiliate shall market, sell, rent, lease, license or distribute the Products or Services except as specifically permitted by this Agreement. Notwithstanding anything herein to the contrary, BSP may authorize its Affiliates and those of its resellers of other BSP products and services offered under BSP's name to market, distribute, demonstrate, purchase for resale, renting and/or licensing, as the case may be, the Products and Services, provided BSP informs RIM of the name, address and website of each such reseller prior to BSP authorizing such activities by the reseller; however, RIM shall not use such information for other then legitimate purposes and RIM shall not contact such Affiliates or resellers with a view to soliciting a direct contractual relationship with RIM. Purchases of Products by Affiliates and authorized resellers shall count toward BSP's Volume Commitment. The Parties agree to work together to establish a process by which BSP's resellers may be authorized by RIM to purchase Products, directly from RIM where such purchases will be counted toward BSP's Volume Commitment.

2.02  Marketing Practices. In marketing the Products and Services the BSP shall:
(a) avoid deceptive, misleading, illegal, or unethical practices that may be detrimental to RIM or to the Products and Services; (b) not make any representations, warranties, or guarantees to End-Users concerning the Products and Services that purport to obligate RIM or that are inconsistent with those made in this Agreement, the applicable Software License Agreement, the User's Manual (defined as the BSP user guide developed by RIM in furtherance of the BSP program), the RIM approved BSP Order Form, the BlackBerry End-User Agreement or otherwise by reference to RIM's web site(s) or, if provided in writing by RIM; and (c) comply with all applicable federal, state, provincial, and local laws and regulations in marketing the Products and Services and in performing its duties with respect to the Products and Services, including, without limitation, the collection of taxes on the sales of Product in any jurisdiction in which the BSP sells the Product.

2.03 Co-op and Marketing Development Funds. For as long as BSP fulfills its obligation under Article 3 below, abides by the terms and conditions of this Agreement, and subject to the requirements of the Co-op Marketing and Development Program (attached as Schedule D), for each Product purchased by BSP, RIM shall set aside marketing funds for use by BSP, in accordance with the terms and conditions of RIM's current Co-op Marketing and Development Program, in its marketing efforts associated with its distribution and promotion of the Products. The funds shall be accrued in BSP's marketing fund account upon receipt of payment for Products shipped. Should this Agreement be terminated for any reason, any marketing funds accumulated by the BSP shall be applied to amounts due to BSP as relates to RIM approved marketing efforts, or if no amounts are due to BSP, shall revert back to RIM.

2.04 Limitations on Use. The BSP shall not use or duplicate the Products or Services (including the Documentation) for any purpose other than as specified in this Agreement or make the Products and Services available to unauthorized third parties. The BSP may not use the Products and Services unless: (a) the BSP purchases and/or licenses the Products and Services, as applicable, specifically for internal or demonstration use, or (b) otherwise provided herein. Any product used for demonstration purposes may not be resold as a "new" Product. The resale of any demonstration Product by BSP as a "new" Product shall be considered a material breach of this Agreement. Except as may be permitted by law, the BSP agrees not to cause or permit the reverse engineering, disassembly, or decompilation of the Products. Should it become known to the BSP that an End-User has attempted to reverse engineer, disassemble or decompile the Products, the BSP shall immediately notify RIM and direct such End-User to contact RIM directly. The BSP shall be entitled to use the Products and/or Services to develop and market applications for use with the Products and/or Services, as applicable, provided that (a) such applications do not use RIM's airlink, (b) BSP states clearly in all applicable marketing material that RIM does not warrant, and bears no responsibility, for such application, and (c) BSP provides RIM with prior written notification of such development and/or marketing activities.

2.05 Title. Title to and risk of loss or damage to any hardware purchased hereunder shall pass to BSP upon receipt by BSP. RIM and its suppliers (including, without limitation, its licensors) shall retain all copyright and other proprietary rights in the Products, Services and Documentation and any modifications or translations thereof. The foregoing notwithstanding, BSP shall have a limited right to any derivations it is permitted to make to the Documentation to facilitate its resale of Products under the terms of this Agreement, provided such derivations are provided to RIM for its approval and review, which approval and review shall not be unreasonably withheld or delayed. The BSP and the End-User do not acquire any rights, title or interest in the Products, Services or Documentation other than those rights specified in this Agreement.

3.    OBLIGATIONS OF THE BSP

In addition to the obligations set forth elsewhere in the Agreement, BSP shall be responsible for the following specific obligations:

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.


3.01 Initial Order. Upon execution of this Agreement by the Parties, the BSP will complete and submit to RIM a BSP Purchase Order for the Initial Order. The BSP agrees to purchase and take delivery of the initial quantity of Product as indicated in the Initial Order subject to the prices and fees as indicated in Schedule A. The Initial Order, once placed by BSP and accepted by RIM, shall be non-refundable and irrevocable. The BSP shall take delivery of the Initial Order in accordance with the Delivery Schedule. The BSP is specifically prohibited from submitting any purchase order or BSP Purchase Order with any terms and conditions that are in addition to or that modify or conflict with the terms and conditions of this Agreement. Should RIM receive such an order, any terms and conditions that are in addition to or that modify or conflict with the terms and conditions of this Agreement are hereby rejected without further written notice.

3.02 BSP Order Form. The BSP shall develop a BSP Order Form for Products and Services and a BSP End-User Agreement that is consistent with this Agreement and the RIM Blackberry End User Agreement. The BSP Order Form shall include, at a minimum, the following language on the face of the BSP Order Form substantially similar to the following:

"This Order Form, in conjunction with the (enter BSP name) End-User Agreement, constitutes an offer ("Offer") by you or the entity you represent as an authorized signatory (in either case, "You") to rent and/or buy BlackBerry Handheld(s) and Services and to license certain associated BlackBerry Software. Please read this Order Form and the End-User Agreement carefully. By signing this form, the End-User Agreement becomes a legally-binding contract between You and (enter name of BSP). In signing the Offer, in addition to the representations, warranties and agreements You make under the terms of the End-User Agreements You specifically agree You are authorized to sign for and bind any account named above."

3.03 Electronic Mail ("Email") Link. If BSP is an Internet service provider, BSP shall be responsible for the establishment and maintenance of a link between the BSP Internet Email End-Users and the RIM BlackBerry system that will automatically forward Email across the Internet to RIM, which Email will then be processed by RIM and sent on to the End User using the Product.

3.04 Tier I Support. The BSP is specifically responsible for Tier I Support and shall be the End-User's point of contact. To the extent that the Tier I Support obligations contained in this Agreement conflict with the provisions of any other agreement, the Tier I Support obligations contained in this Agreement shall supersede those terms with which they conflict unless specifically excluded by such other agreement.

3.05 Training. In order to provide Tier I Support, the BSP is required to have at least one technical employee of BSP attend a BlackBerry training class at RIM's headquarters in Waterloo, Ontario Canada or at BSP's site as the Parties mutually agree. It is the intent of this training to train a limited number of BSP employees so that such trained BSP employees will be capable of training additional BSP employees in the use and support of the Products and Services and be able to provide Tier I Support. Any training beyond that provided above shall be at BSP's expense for reasonable travel expenses incurred by RIM and subject to availability of RIM training personnel.

3.06 Minimum Service Requirement. For each BlackBerry Product purchased, the BSP must purchase a minimum of[**]) months of continuous Service from date of activation. The purchased Service must be used within [**] months of the delivery purchase date for such BlackBerry Product.

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.


3.07 Service Activation. It is the responsibility of the BSP to request RIM activate Service related to the purchase, renting, leasing and/or licensing of any Products at the time of such purchase, rental, lease and for licensing. In order to activate Service, the BSP shall provide a written request to RIM and must include information reasonably required by RIM in order to effect the Service activation. RIM and the BSP agree to work together to explore methods of activation notification by electronic means, such as by email or through a dedicated secure website. To facilitate RIM's compliance with limits its wireless network carrier currently imposes on daily activation volumes, the BSP, when requesting activations, shall not request to activate more than [**] of the Products in any one business day, and shall only request activations in multiples of [**]. If RIM's wireless network carrier increases or eliminates such limits, RIM shall increase or waive the restriction imposed in the preceding sentence. RIM will complete its own processing of activation requests promptly, and will submit all activation requests to its wireless network carriers as soon as reasonably practicable, subject to any delays beyond RIM's control, but BSP acknowledges that due to its carrier's processing requirements, activations may not occur before the [**] business day following the BSP's activation request.

3.08 Service De-Activation. It is the responsibility of the BSP to notify RIM in writing to de-activate any Service as may be required for any reason by the End-User or the BSP. Such notice shall include the information indicated in
Section 3.07 above. The BSP acknowledges and agrees the BSP is solely responsible for any and all Service fees incurred through the date of such de-activation. RIM shall not charge BSP a fee to deactivate any Service.

3.09 End-User Fees. It is the responsibility of the BSP to invoice End-Users for Products and/or Services ordered and to collect any amounts due from such End-Users. The failure or inability of the BSP to collect any amounts due from End-Users shall not relieve the BSP from timely payments when due to RIM for such Products and/or Services.

3.10 Minimum Order Quantity. Following the Initial Order, each subsequent order for Product shall be in quantity multiples of [**] with no less than [**] ("Lot") per order. Orders for Product quantities of no more than one Lot require receipt of an order at least [**] days prior to the first delivery date. Orders for quantities of more than one Lot require receipt of an order at least [**] days prior to the first delivery date. Delivery schedules shall be as mutually agreed to in writing. Subject to the percentages indicated below, BSP may request deferral or cancellation of a scheduled shipment of Products provided that:

       (a) in relation to a deferral of a scheduled shipment date for Product such deferral will specifically be limited to the original quantity scheduled for shipment. Deferral shipment dates may be rescheduled up to [**] days later than the originally scheduled shipment date. Deferral shipments may not be extended beyond the expiration date of this Agreement. However, if the order or any part thereof applicable to the rescheduled shipment is subsequently cancelled, the cancellation charges indicated herein below will apply based on the original shipment date and deferral notice date and will become immediately due and payable. The percentages indicated in each row represent the maximum quantity of the applicable Product which may be rescheduled, as a percentage of the total quantity of that Product originally scheduled for delivery during that time period.

                     Days              Change Percentage

                     [**]              [**]
                     [**]              [**]%+/-
                     [**]              [**]%+/-
                     [**]              [**]%+/-
                     [**]              [**]%+/-

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.


       (b) in relation to the cancellation of Products, BSP may cancel any order for Products only upon prior written notice to RIM subject to the cancellation charges herein below. BSP may cancel any order within [**] hours of issuing without penalty. If the anticipated shipment date of any order is delayed by RIM by [**] days or more, BSP may cancel the shipment without penalty. The following charges will apply to any cancellation of an order or any part of an order cancelled more than [**] hours after the issuing of such an order to RIM.

                     Days Notice       Cancellation Charge

                     [**] days         [**]% *
                     [**] days         [**]%*


       Regardless of the notice period given by BSP and in addition to the cancellation charges indicated above, BSP shall be responsible for the cost of any custom material procured exclusively for this Agreement by RIM and still in inventory at the time the cancellation notice is submitted to RIM.

3.11 Rolling Forecast. Within thirty (30) days of execution of this Agreement, BSP shall provide to RIM in writing a [**] day rolling forecast of Product requirements. Should the Initial Order or any subsequent order include delivery requirements over a period of [**] days or more, the rolling forecast shall be extended to include [**] days beyond such order. All forecasts BSP provides under this Section 3.11 shall be for information purposes only and shall not bind or commit BSP to the purchase of the forecasted quantities, provided, however, that BSP shall comply with the provisions of section 3.10 herein.

3.12 Product Packaging. All shipping and handling for the delivery of Products to a single BSP-designated site shall be at RIM's expense, aggregated with other Product in bulk. Following the initial unit delivery BSP may change the delivery site for subsequent deliveries by providing separate written notice to RIM in accordance with the notice provisions herein. Such change in delivery site shall be accepted by RIM provided that (a) the new designated delivery site is a single site and (b) the BSP notification of change of delivery site is the first such notification following BSP's initial designation of delivery site. All requested changes in delivery site subsequent to the BSP's first notification of change of delivery site shall be accepted or rejected at RIM's sole discretion. Shipping methods shall be at RIM's discretion or as mutually agreed. Unless BSP and RIM have agreed to co-brand the Products and Services, the BSP may not add, modify or remove contents or information to or from the RIM-prepared BlackBerry packaging and shall deliver such Product to End-Users in original factory condition. Unless BSP and RIM have agreed to co-brand the Products and Services, Product shall be packaged in standard RIM-prepared packaging.

Notwithstanding the limitation above, at BSP's option, and subject to RIM's prior review and written approval, such review to be reasonable and in accordance with RIM's internal co-branding guidelines, BSP may co-brand the Products and Services and use co-branded packaging, documentation, and other co-branded materials in connection with its activities hereunder, RIM and BSP shall negotiate in good faith regarding any additional terms and conditions that would apply to BSP's co-branding activities.

3.13 Tier I Reports. When requested by RIM, but not more often than quarterly, BSP shall provide to RIM, in writing, a summary report of Tier I incidents related to Product, Service or installation issues to facilitate RIM's quality control and product planning. RIM reserves the right, at RIM's expense, to audit BSP's Tier I Support, including without limitation, the Tier I process, quality and customer satisfaction.

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.

3.14 Inventory Management. BSP acknowledges that effective inventory management is essential to minimize product deterioration. Accordingly, BSP agrees to abide by RIM's reasonable policies and guidelines with respect to inventory management, including such guidelines as are applicable to replacing the alkaline battery of any product in the BSP's inventory prior to the total discharge of such battery. The BSP agrees to work with RIM to implement an inventory management program in accordance with such guidelines. RIM shall be excused from its warranty obligations with respect to any Product defect resulting solely from BSP's failure to manage its inventory in accordance with such guidelines.

3.15 RMA Policy. BSP agrees and acknowledges it is aware of and will follow the RIM RMA Policy, included in Schedule C, relative to Product to be returned under RIM's limited warranty or for Product to be returned outside of RIM's limited warranty.

4.    OBLIGATIONS OF RIM

In addition to the obligations set forth elsewhere in the Agreement, RIM shall be responsible for the following specific obligations:

4.01 Delivery. Upon acceptance of the Initial Order and/or any subsequent order, RIM agrees to ship the Product in accordance with the Delivery Schedule, or after the Initial Order, in accordance with a mutually agreed to delivery schedule.

4.02 Email Link. RIM shall maintain such RIM systems during the Term of this Agreement and any as is necessary to fulfill the transactions contemplated in this Agreement.

4.03  Tier II Support. It is the responsibility of RIM to provide Tier II
Support.

5.    FEES AND PAYMENTS

5.01 Product and Services Fees. For each Product and associated Service ordered by the BSP, the BSP shall pay to RIM the Product and Service fees ("Fees") as set forth in Schedule A in accordance with the payment terms in Section 5.02

5.02 General Payment Terms. Providing the BSP: (i) has been granted initial credit approval by RIM in accordance with RIM's credit approval process, (ii) maintains a satisfactory credit rating in accordance with the credit rating standards of the Export Development Corporation (the "EDC") throughout the term of this Agreement, and (iii) maintains its account with RIM in good-standing. Fees are due and payable without delay net [**]days from the invoice date. Should the BSP at any time fail to meet RIM's credit criteria as set out above, RIM may immediately decline to extend credit to the BSP and payment of Fees shall be as mutually agreed in writing. Fees will be invoiced to the BSP monthly in advance. Subject to section 5.04 below, failure to pay any Fees within [**] days of the due date shall be considered a material breach of this Agreement. Fees due by the BSP shall not be subject to set off for any claims against RIM. All amounts referred to herein or in any Schedules hereto are in a) US dollars, if the BSP is located in the United States; or b) Canadian dollars if the BSP is located within Canada.

5.03 Taxes. Any sales, use or other similar taxes (excluding taxes on RIM's net income and duties paid by RIM as specified in Section 3.12) related to the Products or Services purchased hereunder shall be paid to RIM by BSP or BSP shall present an exemption certificate acceptable to the taxing authorities. RIM shall remit such tax payments to the appropriate tax authorities and shall prepare and file any necessary returns. Applicable taxes shall be billed as a separate item on the invoice. All non-tax government fees, charges and assessments, including, if applicable state and federal Universal Service Fund contributions shall be payable by BSP if they are asserted by any third party having the authority to do so.

5.04 Disputed Amounts. If BSP wishes to dispute an amount which has been invoiced by RIM, it will nonetheless make payment on the due date to RIM's lawyers who shall hold such amounts in dispute. If it is determined that the invoiced amount was excessive, any payment by BSP in excess of the amount RIM is entitled to, will be refunded to BSP with interest at the rate which would be payable by the BSP to RIM under the invoice, calculated from the date such excess amount was paid until repaid to BSP.

6.    RECORDS

6.01 Records Inspection. The BSP shall maintain books and records in connection with activity under this Agreement. RIM may audit the relevant books and/or records that relate to Tier I Support and/or the amounts paid to BSP by RIM (collectively, the "Relevant Data"), if any, and computer systems of the BSP upon which the Relevant Data or any portion thereof resides, to ensure substantial and material compliance with the terms of this Agreement, Compliance will be determined according to RIM standards as specified in writing and provided to BSP from time to time. Such standards will correlate to the level of training provided to BSP by RIM in accordance with section 3.05 herein. Any such audits shall be conducted during regular business hours at the BSP offices, shall not interfere unreasonably with the BSP business activities, and shall occur no more than once per calendar quarter. Each person acting on behalf of such firm in conducting such audit shall execute a written non-disclosure agreement with BSP on term reasonably acceptable to BSP before receiving access to any Relevant Data. If an audit reveals any non-compliance by BSP, RIM shall give notice to BSP of such non-compliance, and BSP shall cure such non-compliance within thirty (30) days of receipt of such notice (the "Cure Period'). Should BSP fail to cute such non-compliance within the Cure Period to the satisfaction of RIM, RIM may terminate this Agreement immediately without further notice and/or, at RIM's option, may discontinue any co-operative or marketing development program. Notwithstanding the foregoing, RIM may terminate this Agreement immediately upon further non-compliance if there are two (2) events of non-compliance within any twelve month period. Should any audit reveal that co-operative or marketing development funds were not used for RIM approved marketing activities, the BSP shall immediately refund to RIM such co-operative or marketing development funds.

6.02 Notice of Claim; Notice of Change of Control. The BSP will notify RIM promptly in writing of (a) any claim or proceeding involving the Products and Services that comes to its attention; (b) all claimed or suspected defects in the Products and Services; and (c) any material change in the management or control of the BSP or any material change in the financial condition of the BSP that would materially affect the BSP's ability to perform its obligations under this Agreement.

7.    TERM AND TERMINATION

7.01 Term. This Agreement shall become effective on the Effective Date and shall continue for a term of three (3) years (the "Term") and shall automatically terminate without written notice. The Parties may mutually agree to renew or extend this Agreement subject to re-negotiation of terms.

7.02 Termination for Convenience. Either Party may terminate this Agreement without cause upon one hundred and twenty (120) days prior written notice to the other Party, provided, however, that such notice shall not be given by either Parry prior to one (1) year from the Effective Date of this Agreement. Termination shall not relieve BSP's obligation to pay all fees that have accrued and BSP shall immediately submit such payment to RIM. In addition, payment of Fees due to RIM by BSP which may extend and/or accrue beyond the Term of this Agreement, including, but not limited to, Fees due to RIM by the BSP for continued provision of Service beyond the Term of this Agreement, or any renewal thereof, shall survive termination of this Agreement for any reason. In addition, should BSP terminate for convenience, any scheduled delivery pursuant to an Initial Order and/or BSP Purchase Order accepted by RIM will survive such termination and the BSP shall be responsible for the payment of such Fees within thirty (30) days of receipt of the invoice for the ordered Products.

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.

7.03 Termination for Cause. Either Party may terminate this Agreement in the event of the default of the other Party in the performance of any of the terms and conditions of this Agreement or any present or future Schedule hereto if such Party fails to correct the breach within the thirty (30) day period following delivery of written notice to the other Party of such default. In addition, RIM may terminate this Agreement for cause without a cure period and without prior notice (a) should an audit reveal that co-operative marketing fees were not used for approved marketing activities and/or (b) any misrepresentation pursuant to this Agreement of RIM, or RIM's Product(s) and Service(s) or (c) in the event that BSP fails to make timely payment for three months in any twelve month period such that the payments are delayed by a cumulative total of twenty
(20) days. Either Party may immediately terminate this Agreement if the other Party institutes or if any proceeding is commenced against or affecting the other Party: (i) seeking to adjudicate it a bankrupt or insolvent; (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt; (iii) making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws; or (iv) seeking to appoint a receiver, trustee, agent, custodian or other similar official for it or for part of its assets or property. Each Party acknowledges that the other Party's rights of termination in this Agreement are reasonable in the circumstances and have been freely bargained by the Parties. The BSP acknowledges and agrees that any goodwill created in the Territory by the BSP with respect to the Product(s) and Service(s) and RIM or in any way related thereto is the sole property of RIM and the BSP has no right therein and any interest that the BSP has therein is hereby transferred to RIM, and that the BSP has been adequately compensated therefor.

7.04 Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such Party's control, provided that such Party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other Party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days. There shall be no Force Majeure event that will excuse performance by either Party for the payment of any commissions, fees or set-offs under this Agreement.

7.05 Effect of Termination. Upon expiration or termination of this Agreement the BSP rights granted pursuant to this Agreement shall cease except the BSP rights granted pursuant to Section 2.01 shall continue until such time as the BSP has depleted the BSP inventory or [**] from the last date Product is delivered to the BSP pursuant to an order accepted by RIM and not yet fulfilled, whichever occurs first. In addition, the BSP shall return to RIM any and all marketing materials supplied to BSP by RIM in support of this Agreement and, if applicable, shall certify in writing that all archival or backup copies of the applicable BlackBerry Software has been deleted from any computer system and destroyed. Service for any Product delivered on or before the expiration of the Term, for which Service has been activated, shall be continued through the end of the [**] from the date of the last delivery of Products under this Agreement, subject to the Service Fees pursuant to this Agreement and subject to the provisions in Schedule A concerning increases in service fees, and providing BSP is not in default of any Fees due to RIM.

Upon termination of this Agreement by RIM under Section 6.01 or this Section 7, the rights granted pursuant to this Agreement shall cease and the BSP shall return to RIM any and all marketing materials supplied to BSP by RIM in support of this Agreement and, if applicable, shall certify in writing that all archival or backup copies of the applicable BlackBerry Software has been deleted from any computer system and destroyed. In addition, RIM reserves the right to de-activate any activated Service pursuant to this Agreement, if BSP is in default of payment of Fees due to RIM and such default is not cured in accordance with Section 7.03 above.

Upon termination of this Agreement for any reason, the BSP shall immediately pay to RIM any outstanding Fees due to RIM and any subsequent Fees due for Services and/or Products scheduled to be provided or delivered, as applicable, as such become due, upon receipt of an invoice from RIM. The termination of this Agreement shall not limit either Party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the BSP obligation to pay monthly Service fees pursuant to this Agreement until such time as all such Service has been de-activated and/or any amounts due to RIM that the BSP has agreed to pay under any Initial Order and/or BSP Purchase Order or other similar ordering document under this Agreement. The Parties' rights and

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.


obligations under Sections 2.05, 3.08, 3.09, 6.01, 7.02, 7.05, and Articles 1, 5, 8, and 9 and such sections and articles by their nature are intended to survive this Agreement. shall survive termination of this Agreement.

8.    INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

8.01  Indemnity of BSP. Subject to the limitation of liability set forth in
Section 8.03, RIM will defend and indemnify the BSP, its successors and assigns with respect to amounts required to be paid to a third party from a claim that the Products furnished and used within the scope of this Agreement infringe(s) such third party's United States or Canadian copyright or patent, provided that:
(a) the BSP notifies RIM in writing promptly of the claim; (b) RIM has sole control of the defense and all related settlement negotiations and RIM has, without limitation, the sole, unfettered discretion to compromise and settle such claim; and (c) the BSP provides RIM with the assistance, information and authority necessary to perform RIM's obligations under this paragraph. Reasonable out-of-pocket expenses incurred by the BSP in providing such assistance will be reimbursed by RIM. In the event that the use of the Products or Services is likely to be enjoined, RIM shall either (i) modify the Products or Services to make them non-infringing (ii) replace the Products or Services with non-infringing goods and services of comparable functionality and value or
(iii) obtain, at no cost to BSP, the right for BSP and its end users to continue to use the Products or Services. If RIM determines, in its sole discretion that performance of (i), (ii) or (iii) herein is not commercially feasible with respect to Products, then RIM shall accept the return of such Products, and shall refund to the BSP the amount paid for such Products, discounted using a straight-line method over a period of five years. If RIM determines, in its sole discretion that performance of (i), (ii) or (iii) herein is not commercially feasible with respect to Services, the RIM shall refund to the BSP an amount equal to the fees paid for one (1) month of service.

RIM shall have no liability for any claim of infringement based on: (a) use of a superseded or altered release or version of any Product if the infringement would have been avoided by the use of a current unaltered release or version of such Product that RIM has, as of the time the claim of infringement arose, made commercially available to the BSP or to the installed End-User base; (b) the combination, operation or use of any Product and/or Service furnished under this Agreement with software, hardware, service or other material not furnished by RIM if such infringement would have been avoided by the use of such Product and/or Service without such software, hardware, service or other material; or
(c) breach by BSP of a material provision of this Agreement with respect to the trademarks of a third party licensed to BSP by RIM.

RIM shall defend, indemnify, and hold harmless BSP (including its officers, director, employees, successors, and Affiliates) from any third party claims, damages, liabilities, losses, or expenses (including without limitation reasonable attorney fees and costs) incurred by BSP in connection with any representation, warranties, guarantee or other statements made hereunder regarding the Products and Services which are consistent with those made with this Agreement, the applicable Software License Agreement, the User's Manual, the RIM approved BSP Order Form, the BSP End-User Agreement or otherwise by reference to RIM's web site(s) or otherwise provided in writing by RIM.

8.02 Warranties. RIM warrants to the BSP that for a period that begins upon receipt by the BSP of any Product under this Agreement and concluding the earlier of [**] months from date the Product is delivered to the BSP or [**] months from when the Product is first delivered to an End-User (the "Warranty Period"), that any Product purchased hereunder will be free from all defects in material and workmanship. The BSP shall be solely responsible for providing any and all End-user Warranties for sales by the BSP. The Parties agree that with respect to any Product sold to an End-User by the BSP, the BSP shall provide such End-User with a limited warranty ("Limited Warranty") supported by RIM that provides, among other items, for a warranty period not to exceed the Warranty Period or one (1) year, from the date the Product is first received by the End-User, whichever occurs first. RIM's Limited Warranty is included in Schedule
C. Should there be a conflict between this Section 8.02 and RIM's Limited Warranty, this Section 8.02 shall prevail. The BSP shall not represent that RIM is responsible to the End-User for any warranty that is not explicitly provided for under the Limited Warranty. The failure to maintain an adequate inventory management program that includes a process for replacing alkaline batteries in Product in inventory will be considered abuse, and any product damaged as a result of such abuse will not be covered under the Limited Warranty. After the expiration of the Warranty Period, for as long as an End-user continues to obtain the Service from RIM, such End-User shall be entitled to receive any bug fix, upgrade or enhancement made generally available to other customers of the BlackBerry Internet Edition Software at such price, if any, charged to such other customers.

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.

8.03 Limitation of Liability. IN NO EVENT, INCLUDING, WITHOUT LIMITATION, TERMINATION OF THIS AGREEMENT, SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY THE OTHER PARTYOR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. RIM'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT PAID TO THE RIM UNDER THIS AGREEMENT. THE FOREGOING LIMITATION ON RECOVERY SHALL NOT BE CONSTRUED AS PRECLUDING RIM FROM RECOVERING ITS PROFIT IN ANY ACTION FOR PAYMENT UNDER THIS AGREEMENT.

The provisions of this Article 8 allocate the risks under this Agreement between RIM and the BSP. RIM's pricing of Products and Services reflects this allocation of risk and the limitation of liability specified herein.

8.04 Indemnification of RIM. The BSP agrees to inform RIM of any known breach by any End-User of the terms of the BlackBerry Software License Agreement and the terms of any applicable End-User Agreement and/or BSP Order Form. Except as indicated in Section 8.01, the BSP will defend, and indemnify and hold RIM harmless against all damages to RIM caused by the BSP failure to comply with the terms of this Agreement.

The BSP shall defend, indemnify, and hold harmless RIM, RIM's suppliers, successors, affiliates, agents and assigns from any claims, damages, losses, or expenses (including without limitation attorney fees and costs) incurred by RIM, RIM's suppliers in connection with all claims, suits, judgements and causes of action (i) for infringement of patents or other proprietary rights arising from combining with or using any device, system or service in connection with the Product or Services and the BSP service or any portion thereof (ii) for libel, slander, defamation or infringement of copyright or other proprietary right with respect to material transmitted by the BSP or the BSP's End-User using the BlackBerry Product or (iii) injury, death or property damage arising in connection with the use or non-use of the Product and/or Services in a manner that is inconsistent with the proper use of the Product and/or Services as set forth in Documentation. No remedy herein conferred upon RIM is intended to be, nor shall it be construed to be, exclusive of any other remedy provided herein or as allowed by law or in equity, but all such remedies shall be cumulative. In the event of the termination of this Agreement pursuant to this Section 8.04, the BSP shall pay to RIM all attorney fees, collection fees, and related expenses, expended or incurred by RIM in the enforcement of any right or privilege hereunder (including, but not limited to, telephone, freight, express and postal charges, expenses of paid investigators and reasonable compensation for time of RIM's representatives).

8.05 Product End of Life. RIM shall provide the BSP with [**] prior written notice of any termination of manufacture of the Product ("End-Of-Life"). In the event this Agreement terminates or expires prior to RIM's issuance of an End-Of-Life notice, the notice will be deemed to be issued as of such expiration or termination, unless such termination is by RIM for cause or by the BSP for any reason. Any Initial Order accepted by RIM with deliveries extending beyond the End-Of-Life date will be fulfilled without interruption. RIM will provide repair service for up to [**] following any End-Of-Life for the Product or in accordance with the Warranty Period, whichever occurs last.

8.06 Equitable Relief. The BSP acknowledges that any breach of its obligations with respect to proprietary rights of RIM shall cause RIM irreparable injury far which there are inadequate remedies at law, and that, at the discretion of the court under the usual principles of equity, RIM shall be entitled to equitable relief in addition to all other remedies available to it.

9.    GENERAL TERMS AND CONDITIONS

9.01 User Data. Except for communications of an emergency nature as may be required by law or by the airtime service carrier in order to comply with FCC or other governmental regulations, during the Term of this Agreement, BSP must provide advance written approval as to the classes of communications with or to End-Users initiated by RIM. RIM may only disclose the User Data as follows: (i) to comply with an order by law enforcement agency or a duly constituted court;
(ii) to the least extent necessary to assist the airtime service carrier to comply with obligations imposed upon it by the FCC or any other U.S. government agency, or (ii) with BSP's or the End-User's prior written consent. As used herein, "User Data" means any information or data associated with an End-User which is received, stored, or processed by RIM in providing its Service under this Agreement and includes, without limitation, user account names and passwords, registration information, cookie information, and email messages and attachments received or sent by End-Users.

9.02 Nondisclosure. Each party agrees that the Confidential information of the other Party will be held in confidence to the same extent and the same manner as each Party protects its own Confidential Information, but each Party agrees that in no event will less than reasonable care be used. Each Party shall, however, be permitted to disclose relevant aspects of such Confidential Information to its officers or employees on a need-to-know basis, provided that they shall be bound to protect the Confidential Information to the same extent as required under this Agreement. Each Party agrees to use such Confidential Information only for purposes of this Agreement. The obligations set forth in this Section
9.01 do not apply if and to the extent the Party receiving Confidential Information ("Receiving Party") establishes that: (i) the information disclosed to the Receiving Party was already known to the Receiving Party, without obligation to keep it confidential; (ii) the Receiving Party received the information in good faith from a third party lawfully in possession thereof without obligation to keep such information confidential; (iii) the information was publicly known at the time of its receipt by the Receiving Party or has become publicly known other than by a breach of this Agreement; (iv) the information is independently developed by the Receiving Party without use of the other party's Confidential Information; or (v) the information is required to be disclosed by applicable statute or regulation or by judicial or administrative process; provided that, in the case of (v), the Receiving Patty will use reasonable efforts under the circumstances to notify the other party of such requirements so as to provide such party the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant. As used herein, "Confidential Information" means, except as otherwise specifically provided in the Agreement, each party's (i) trade secrets under applicable law (including, without limitation, financial information, processes, formulas, specifications, programs, instructions, technical know-how, methods and procedures for operation, and benchmark test results); (ii) any confidential or other proprietary information, whether of a technical, business or other nature that is of value to the owner of such information and is treated as confidential (including, without limitation, User Data, information about employees, customers, marketing strategies, services, business or technical plans and proposals, in any form); (iii) any other information identified by a party as "Confidential Information"; (iv) any other information relating to party that is or should be reasonably understood to be confidential or proprietary; (v) the terms of this Agreement or any information relating thereto (except as required by applicable law), and (vi) information on RIM's secure, password-accessible web site.

9.03 Copyrights. All copyrights in the BlackBerry Software components, the User's Manual and all associated BlackBerry Product and Service Documentation and associated marketing literature are owned by RIM and/or its suppliers and the BSP shall not modify the copyright notices on or associated with the Products and Services.

9.04 Trademarks. RIM, the RIM Logo, BlackBerry, BlackBerry Internet Edition, the BlackBerry Logo and any other trademarks and service marks adopted by RIM from time to time to identify the Products, Services or other RIM product or service belong to RIM. The BSP shall have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The BSP's use of RIM's trademarks, or any other trademarks or service marks that RIM is permitted to use in conjunction with the offering of its Product(s) and Service(s) including, without limitation, the authorized use of the trademarks and service marks of Cantel AT&T or BellSouth, as applicable, and its subsidiaries, or any other third patty whose trademark or service mark appears in conjunction with RIM's offering of the Product(s) and Service(s) shall be under RIM's trademark policies and procedures in effect from time-to-time and any trademark usage manual provided to the BSP directly or through RIM's website(s).

Prior to publishing or disseminating any advertisement, press release or promotional materials bearing one or more trademarks of RIM, the BSP agrees to deliver a sample of the advertisement, press release or promotional materials to RIM for prior approval, and such approval shall not be unreasonably withheld. If RIM notifies the BSP that the use of the trademark of RIM is inappropriate, the BSP will not publish or otherwise disseminate the advertisement, press release or promotional materials until they have been modified to RIM's satisfaction.

The BSP shall not market the Products in any way that implies that the Products are the proprietary product of the BSP or of any party other than RIM. The BSP shall not remove, alter, deface, or otherwise impair the recognition of any trademark of RIM or RIM's suppliers, including, but not limited to, any marks or brands on any Products, label, documentation or packaging, or in marketing materials. RIM shall not have any liability to the BSP for any claims made by third parties relating to the BSP's use of RIM's trademarks.

The use of Cantel AT&T or BellSouth trademarks is expressly forbidden until and unless the BSP has prior written permission from Cantel AT&T or BellSouth, as applicable.

Should BSP fail to comply with the provisions of this section 9.04 and/or with RIM's Branding Guidelines as set out in Schedule E and as modified from time to time, RIM shall notify BSP of such non-compliance and reserves the right to immediately discontinue shipment of Products to BSP under this Agreement. Upon receipt of such notice, BSP shall immediately and continuously act to cure such non-compliance, such cure to be effected within a commercially reasonable timeframe. Should BSP fail to cure such non-compliance, RIM may terminate this Agreement for cause in accordance with section 7.03 herein. This remedy does not preclude RIM from any other remedy which it may have in law or in equity, including, but not limited to, injunctive relief.

9.05 Relationships between Parties. In all matters relating to this Agreement, the BSP shall act as an independent contractor. Neither Party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other Party, nor to represent the other Party as agent, employee, franchisee, or in any other capacity.

9.06 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Neither Party may assign or otherwise transfer any rights under this Agreement without the prior written consent of the other party, provided that either Party may transfer and assign any rights hereunder without such consent to Affiliates or successors in interest of such Party.

9.07 Notice. All notices, including notices of address change, required to be sent hereunder shall be in writing and when sent in writing shall be deemed to have been given when delivered by courier service or mailed by first class mail to the applicable address listed at the beginning of this Agreement. To expedite order processing, the BSP agrees that RIM may treat documents faxed by the BSP to RIM as original documents; nevertheless, either Party may require the other to exchange original signed documents.

9.08 Governing Law/Jurisdiction. This Agreement is deemed to be made under and shall be interpreted in accordance with the laws of New York, excluding any conflict of laws provisions.

The foregoing shall not limit either Party's right to obtain injunctive relief through a court of competent jurisdiction in accordance with its rights under this Agreement. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is expressly excluded.

9.09 Government Rights. The Products and Services have been developed at private expense. Any marketing, selling, renting, leasing, licensing or distribution of any Products or Services to any Canadian or U.S. Federal, state, province or local government entity shall be specifically limited to the End-User Agreement and the applicable BlackBerry Product specifications. The BlackBerry Software is provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in DFARS 227.7202 - 227-7204 or in FAR 52.227-19, as applicable. Contractor is Research In Motion Limited, 295 Phillip Street, Waterloo, Ontario N2L 3W8.

9.10 Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

9.11 Export. The BSP agrees to comply fully with all relevant export laws and regulations of the United States and Canada to assure that neither the Products, nor any direct product thereof, are exported, directly or indirectly, in violation of United States and/or Canadian law. The BSP acknowledges that certain versions of the BlackBerry Software operate with a level of data encryption that, as of the Effective Date, may not be exported outside of the United States and Canada without obtaining applicable permits, if at all. Accordingly, without limiting the generality of this Section 9.11, the BSP agrees that it shall not export, nor encourage or induce any party, customer or potential customer, to export such BlackBerry Product from the geographic region comprising the United States and Canada.

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote omissions.

9.12 Waiver. The waiver by either Party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

9.13 Entire Agreement. This Agreement RIM's Standard Terms and Conditions of Sale, and any attached Schedules, addenda and/or Exhibits, constitutes the complete agreement between the Parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by a duly-authorized representative of each Party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one of the same document.

9.14 Press Release. BSP may use RIM's name in advertising RIM's Products and Services, subject to RIM's standard advertising and trademark usage policies and guides and, in any case, only with the prior written approval of RIM, except as may be required by law. Upon execution of this Agreement, the Parties mutually agree to issue a press release as relates to this Agreement. The intent embodied in the mutual press release is to define for the market the nature of the relationship between the Parties and to describe Parties' commitment to work together to co-market existing and future wireless portal solutions.

9.15 Conditional Obligations. Notwithstanding any other provision in this Agreement, BSP acknowledges and agrees that this Agreement is conditioned upon RIM obtaining any approvals as may be necessary from BellSouth Wireless Data to enable RIM to offer to BSP the airtime services contemplated hereunder. If RIM is unable to secure such approvals as may be required within [**] days from the Effective Date, this Agreement may be terminated by BSP, and in any event, notwithstanding any other provision of this Agreement, RIM shall have no obligation to provide airtime services. If the Parties agree to proceed with the Agreement, BSP agrees to pay an access fee of [**] per month per End-User and shall use its own airtime arrangements with BellSouth Wireless Data if RIM is precluded from providing to BSP airtime services.

IN WITNESS WHEREOF the Parties to this Agreement, through their duly authorized representatives signing below, execute and agree to be bound by the terms and conditions contained in this Agreement.

RIM                                        BSP

                                           GoAmerica Inc.
                                           -------------------------------------
                                           Name of BSP

/s/ Jim Balsillie                          /s/ Joseph A. Korb
-------------------------------------      -------------------------------------
Signature                                  Signature


Jim Balsillie                              Joseph A. Korb
-------------------------------------      -------------------------------------
Name (Typed or Printed)                    Name (Typed or Printed)


Chairman and Co-CEO                        Executive Vice President
-------------------------------------      -------------------------------------
Title                                      Title


August 17, 2000                            August 1, 2000
-------------------------------------      -------------------------------------
Date                                       Date


                                           22-346-9792
                                           -------------------------------------
                                           Tax Identification Number

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.


                                   SCHEDULE A

                       PRODUCT, SERVICE AND DOCUMENTATION
Product and Product Purchase Price

BlackBerry Internet Edition Handheld

Product: See Exhibit A-1 for the BlackBerry Handheld Specifications and Exhibit A-2 for the BlackBerry Software Specifications.

Initial Product Purchase Price:

         857 Handheld:         $[**] per unit

         957 Handheld:         $[**] per unit

         850-4 Handheld        $[**] per unit

         950-4 Handheld        $[**] per unit

Pricing for Subsequent Orders shall be determined by RIM's then current price for similar orders.

Service and Service Fee:

        BlackBerry Internet Edition (includes flat rate Mobitex service):
        $[**] per month per End-User

        BlackBerry Internet Edition Service Access: $[**] per month per End-User (applicable to 957, or in accordance with section 9.15 herein)
        For use with BSP-procured DataTac airtime service


BSP and RIM may enter into a Service Access Agreement to provide for the supply of BlackBerry Enterprise Edition ("BBEE") to the BSP. All pricing and conditions for BBEE shall be contained in such Service Access Agreement, and the provisions of this Agreement shall not apply to BBEE.

Upon expiration of this Agreement or at the end of any [**] Service period activated prior to the expiration of this Agreement, whichever occurs first, should RIM experience an increase in wireless airtime fees from BellSouth or Cantel AT&T, as applicable, RIM reserves the right to pass on such increase to the BSP to any End-User whose initial [**] Service period has expired.

The Fees listed in this Agreement do not include taxes and/or fees. If RIM is required to pay, without limitation, sales, use, property, value-added, or other federal, state, provincial or local taxes, duties, brokerage fees and/or freight Charges based on the Product or Services provided under this Agreement, then such taxes, duties, brokerage fees and/or freight charges shall be billed to and paid by the BSP. This shall not apply to taxes based on RIM's income. Any amounts payable by the BSP hereunder which remain unpaid after the due date shall be subject to late penalty fees equal to 1.5% per month from the due date until such amount is paid. Product prices and Service fees do not include associated shipping and handling fees, and also do not include any applicable taxes, such as sales taxes or taxes on goods and services.

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.


                                   SCHEDULE B

                       INITIAL ORDER AND DELIVERY SCHEDULE
Based upon an Effective Date of May 1, 2000.

BSP agrees to purchase a minimum of [**] units over a period of [**] from the Effective Date, [**] units to be 957 Handhelds and [**] units to be 950-4 Handhelds.

The Initial Order shall be [**] units.

Delivery shall be as follows:

Within ten (10) business days after the Effective Date.

        DELIVRY SCHEDULE - Calendar Years 2000 - 2001

--------------------------------------------------------------------------------
Month                Number of 957 Handhelds    Number of 950-4 Handhelds
--------------------------------------------------------------------------------
May 2000             [**]                       [**]
June 2000            [**]                       [**]
July 2000            [**]                       [**]
August 2000          [**]                       [**]
September 2000       [**]                       [**]
October 2000         [**]                       [**]
November 2000        [**]                       [**]
December 2000        [**]                       [**]
January 2001         [**]                       [**]
February 2001        [**]                       [**]
March 2001           [**]                       [**]
April 2001           [**]                       [**]
--------------------------------------------------------------------------------
TOTAL                [**]                       [**]
--------------------------------------------------------------------------------

RIM CONFIDENTIAL


                                   SCHEDULE C

                       RIM'S BLACKBERRY END-USER AGREEMENT
                   RIM'S STANDARD TERMS AND CONDITIONS OF SALE
                                RIM'S RMA POLICY
                             RIM'S LIMITED WARRANTY
                  See attached Schedules C-1, C-2, C-3 and C-4.

                                  Schedule C-1

                          BLACKBERRY END-USER AGREEMENT

The BlackBerry End-User Agreement ("Agreement") states the terms by which Research in Motion Limited ("RIM") will accept an offer ("Offer") by You or the entity You represent as an authorized signatory (in either case, "You" and when in possessive form, "Your") to rent and/or buy the quantity of BlackBerry Handheld devices set forth above (the "Product(s)"), to purchase associated service(s) ("Service(s)") and to license certain associated BlackBerry Software ("Software"). The Offer, as generally set forth on the Order Form (the "Order"), when accepted by RIM under these terms, becomes the Agreement between RIM and You (together, the "Parties" and individually a "Party"). The Offer is subject to approval and acceptance by an authorized employee of RIM. If you do not agree to be legally bound by these provisions, including, without limitation, the terms stated on the Order Form, You should not sign the Order Form. If You do not sign the Order Form, no agreement exists between You and RIM, and RIM shall have no obligation to supply any Product(s), Service(s) and/or Software to You.






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                                RIM CONFIDENTIAL

1. Agreement to supply Product(s) and Service(s) and to license Software. Subject to RIM's acceptance of the Offer, Your payment of the required purchase or initial rental price and fees, and Your commitment to pay any monthly or other periodic fees or costs listed on the Order Form, RIM will supply You the BlackBerry(TM) Solutions and any additional accessories or Service(s) You order. A BlackBerry Solution may comprise any one or more of the following: the BlackBerry Enterprise Server Software, a BlackBerry Handheld, a cradle, the BlackBerry Desktop Software, associated accessories and documentation and a flat rate subscription for airtime on the BellSouth Intelligent Wireless Network.SM

2. Fees. Upon RIM's acceptance of an Order, any credit card account provided on the Order Form will be charged the applicable initial amounts and subsequent periodic amounts as they become due. After the initial charge on a credit card account, You will be provided an invoice via email at the email address listed on the Order Form prior to any subsequent charges. PLEASE NOTE THATY UNTIL THIS AGREEMENT IS TERMINATED, YOUR ACCOUNT WILL BE CHARGED THE APPLICABLE MONTHLY FEE(S) WHETHER OR NOT YOU RECEIVE AN INVOICE. YOUR SIGNATURE ON THE ORDER FORM CONSTITUTES YOUR CONSENT TO PERIODIC CHARGES BY RIM TO THE CREDIT CARD NUMBER PROVIDED BY YOU IN THE AMOUNTS SET FORTH ON THE ORDER FORM, AND YOU EXPRESSLY AUTHORIZE RIM TO CHARGE ANY OR ALL AMOUNTS YOU OWE RIM TO THAT ACCOUNT AND TO DEMAND IMMEDIATE PAYMENT FOR SUCH AMOUNTS FROM THE CREDIT CARD ISSUER. If no credit card account is listed and RIM accepts Your Purchase Order, RIM will invoice You at the email address You provide on the Order Form, and You shall pay to RIM in full all fees and charges agreed to on the Order Form (collectively, "the Chares"). All applicable excise, value added, utility, sales goods and services or use taxes and any applicable surcharges, assessments or government fees (collectively, "Taxes and Fees") shall be billed on Your invoice. RIM reserves the right to bill Taxes and Fees separately. RIM may, in its sole discretion, extend credit to You as a courtesy. You acknowledge and agree that RIM has no obligation to provide credit to You, and the provision of credit shall in no way modify the terms of this Agreement. Your signature on the Order Form indicates Your consent to receipt of invoices via email.

3. Payments, Credit Card, Checks. Except for Charges due and payable at the time the Order is placed, You shall be invoiced for payment within (30) thirty days from the date Charges are incurred. All other terms of payment shall be as stated on RIM's invoice. If a charge to Your credit card is denied or Your check is returned unpaid, You shall immediately give RIM an alternative method of payment and pay a $25.00 administrative charge. If You do not provide an alternative method of payment, RIM will cancel Your Service(s) and begin collection proceedings.

4. Late Payments. If RIM does not receive Your payment when due, You shall pay interest at the rate equal to the lesser of (i) 15% per year, calculated and payable monthly or (ii) the highest rate allowed by law, on all due and unpaid amounts. Acceptance of late or partial payments (even if marked "Paid In Full") shall not waive any of RIM's rights to collect all amounts due. You waive any objection with respect to any RIM invoice, charge or fee if You fail to provide RIM written notice of such objection prior to the payment due date. You agree You shall pay to RIM $25.00 per BlackBerry Handheld to reconnect Service(s) terminated under this Agreement.

5. Title. If You rent one or more BlackBerry Handhelds, You agree that title to all BlackBerry Handhelds and cradles that you rent shall remain with RIM. You agree to bear all risk of loss and/or damage with respect to such BlackBerry Handheld and/or cradle from the date of delivery of the BlackBerry Solution(s) to You and until the date RIM receives such BlackBerry Handhelds and cradles from You in good working order and condition and free from damage. Title (and right of possession without legal process) to any device sold to You shall remain with RIM until You pay all amounts due for such device.

6. Lost or Stolen Handhelds. In the event Your BlackBerry Handheld device is lost, stolen or otherwise absent from Your possession and control, You shall nonetheless be liable for all Charges attributable to such device until this Agreement is terminated in accordance with Section 15. If You are a rental customer, You may be required to pay a lost device fee ("Device Fee") no greater than the then current retail price for such device. If You purchase the device, You will need to purchase a replacement device if Your Service is to continue. This Agreement shall not terminate solely because Your device is lost, stolen or otherwise unavailable.

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7.    Email system. Except as the Parties specifically agree in writing, You shall be solely responsible for the selection, implementation, and performance of any all third-party equipment, software and telecommunication equipment and services (including, without limitation, internet email connectivity) used in connection with the BlackBerry Solution. You represent and warrant that the email system and computer with which You choose to operate the BlackBerry Solution meets RIM's minimum standards for interoperability, including, without limitation, processing speed, memory requirements, the choice of email server and client software and the use of dedicated internet access for accessing internet email.

8.    Use of Service.  You represent and warrant that:

(a) You will only use the airtime component of the BlackBerry Solution for the sending and receipt of electronic messages and not in any manner so as to degrade any Service; and

(b) You are entering into this Agreement for a business purpose and You intend to use, and will use, any BlackBerry Solution for substantially business purpose. You understand that based upon representations You have made to RIM and its agents, including the Wireless Solution Provider ("WSP"), You have been qualified for the BlackBerry Solution as a business user, and that the BlackBerry Solution is not, as of the date of this Agreement, being offered to the general public. You further acknowledge and agree that any statement or representation made by You was made with the intent that RIM and its agent (including the WSP) rely upon such statement or representation, including for the purpose of extending credit to You.

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9.    Software. The BlackBerry Software is an integral part of the BlackBerry
Solution, and You acknowledge and agree that the Software was developed at considerable time and expense by RIM and contains valuable intellectual property. You agree to comply with all terms contained in the applicable Software License Agreement provided with the Software.

10. Services. The flat rate airtime Service is provided through an agreement between RIM and BellSouth Wireless Data, a subsidiary of Bell South Corporation (the "Airtime Services"). WITH RESPECT TO SUCH AIRTIME SERVICES, AS STATED IN
SECTION 17 BELOW, SUCH SERVICES ARE PROVIDED "AS IS" AND "AS AVAILABLE" WITHOUT WARRANTY OF ANY KIND, RIM SHALL HAVE NO LIABILITY WHATSOEVER TO YOU OR ANY THIRD PARTY CLAIMING BY OR THROUGH YOU, FOR THE ACCURACY, TIMELINESS OR CONTINUED AVAILABILITY OF SUCH THIRD PARTY SERVICES.

11. Security. The BlackBerry Solution includes a commercially acceptable level of encryption data security for communications between Your BlackBerry Handheld and the computer system with which it operates. You assume full responsibility for the establishment of appropriate security measures to control access to Your BlackBerry Handheld and such computer system.

12. Term of Agreement without a long-term airtime contract commitment. The term shall begin upon delivery of a BlackBerry Solution to You, and unless sooner terminated in accordance with this Agreement, shall continue for one month ("Initial Term"). You acknowledge and agree the Initial Term and any applicable fees shall be non-cancelable, subject to Section 14 below. Unless a Party terminates this Agreement in accordance with Section 15, the Initial Term shall automatically renew for successive one (1) month periods (each a "Renewal Term") at the rates as set forth on the Order Form, up to a total of 60 consecutive Renewal Terms.

13. Term of Agreement with a long-term airtime contract commitment. The term of this Agreement shall commence upon delivery of a BlackBerry Solution to You, and unless sooner terminated in accordance with this Agreement, shall continue for the lesser of two years or such initial term as is set forth on the Order Form ("Initial Commitment Term"). You acknowledge and agree that the Initial Commitment Term shall be non-cancelable. Unless this Agreement terminates in accordance with Section 15, the Initial Commitment Term shall automatically be renewed for successive one (1) month periods (each a "Commitment Renewal Term") at the airtime rates as set forth on the Order Form, up to a total of 60 consecutive Commitment Renewal Terms.

14. Money Back Guarantee. If Your Order does not include a long-term airtime commitment, You may terminate this Agreement upon notice to RIM within 30 days from Your receipt of the BlackBerry Solution(s) associated with such Order (the "Money Back Guarantee Period"). Upon such termination and providing you return each applicable BlackBerry Solution (excluding Service(s)) in its original package in good condition (the "BlackBerry Package"), You shall receive a refund equal to the lowest amount paid by You for such BlackBerry Solution, less shipping and handling. If You do not return all such BlackBerry Package(s), a Device Fee per each unreturned item will be subtracted from Your refund. If You are a rental customer and You do not return a BlackBerry Package, You agree You will pay RIM the applicable Device Fee(s) less any refund due You within thirty
(30) days from RIM's final invoice. If returning a BlackBerry Package, You must first obtain a return authorization number from RIM by calling 1 877 255-2377 during the Money Back Guarantee Period. You are allowed a seven-day grace period following your receipt of such number in order to return the BlackBerry Package, at your expense, and take advantage of this Money Back Guarantee.

15.   Events of Termination.

A.    Termination by You. You may terminate this Agreement in accordance with
Section 14 above and receive a refund as set forth below. If You were eligible for the Money Back Guarantee, or your Initial Commitment Term has expired. You may initiate the terminate of this Agreement by: (a) providing written notice to RIM of Your intent to terminate this Agreement; and (b) if You are a rental customer, returning to RIM the applicable BlackBerry Package(s) at Your expense such that the BlackBerry Package(s) are received by RIM prior to the commencement of the next Renewal Term or paying all applicable Device Fee(s). The Agreement shall ten terminate upon Your payment within thirty days from the date of RIM's final invoice to You of all outstanding Charges and taxes (if any), any unpaid interest charges, returned check and rejected charges fees, reconnection charges and any applicable Device Fee(s) ("Final Charges"). Any charges for the next Renewal Term or Commitment Renewal Term ("Applicable Term") that would commence after RIM's receipt of the returned BlackBerry Package(s) and/or receipt of Your termination notice, shall not be assessed or appear on any invoice unless the final invoice is not paid within thirty days from the date of such final invoice. No Device Fee will apply to any BlackBerry Handheld(s) and associated cradles for which RIM has received full payment.

B. Termination for Convenience by RIM. RIM may terminate this Agreement for convenience at any time. Should RIM terminate this Agreement for convenience during Your Money Back Guarantee period, RIM shall pay to You the initial amounts You paid to RIM for Your BlackBerry Solution less any Device Fee for any BlackBerry Package(s) You fail to return within seven (7) days from RIM's written notice of termination. If Your purchased BlackBerry Solution(s), and RIM terminates this Agreement for convenience during the Initial Term, an Initial Commencement Term, or during a Renewal Term but not more than twenty-four months after Your purchase, RIM shall refund to You the amount You paid to RIM for the BlackBerry Handheld(s) pro-rated over twenty-four (24) months less any Device Fee for any BlackBerry Handheld You fail to return within seven (7) days from RIM's written notice of termination. If (a) You are a rental customer and RIM terminates for convenience at any time after the Money Back Guarantee period or
(b) You purchased BlackBerry Solution(s) and RIM terminates more than twenty-four months after Your purchase, You are not entitled to any refund. In the event of termination by RIM, You shall pay all Final Charges appearing on the final invoice.

C. Termination by Non-Renewal. Either Party may terminate this Agreement by providing written notice no later than fifteen (15) days prior to the expiration of any "Applicable Term". If RIM terminates under this provision, the notice shall include a final invoice and such termination shall be effective as of the date the next Applicable Term would have commenced. Without regard to the Party terminating this Agreement, You agree that You shall pay all final invoice charges. If any final invoice is unpaid within thirty days from its date, You will be assessed for the next Applicable Term and each subsequent Applicable Term that commences prior to RIM's receipt of Your payment of the final invoice amount, any additional Applicable Term amounts and any applicable Final Charges.

D. Remedies and Termination for Default. If You are in default of any obligation under this Agreement RIM may, in addition to all other rights and remedies provided by this Agreement or by law, terminate this Agreement by providing written notice of termination. "Events of Default" shall include, without limitation, failure to perform a term or condition contained herein (including Your failure to pay any sums due and payable as and when required providing a false statement or representation made for the purpose of obtaining the Service(s) or to obtain credit from RIM, insolvency, failure to pay debts as they come due, or if You become subject to any proceeding under the Bankruptcy and Insolvency Act or similar laws). If RIM is prevented from providing any portion or all of any Service by any law, regulation, requirement or ruling issued in any form whatsoever by judicial or other governmental, or if a notice from a government agency or department indicates either RIM or BellSouth is not permitted to provide any portion or all of the Airtime Services, RIM may immediately cease providing the Service(s) without any liability whatsoever to You. Nothing herein shall be construed to require RIM to seek a waiver of any law, rule, regulation, or restriction, or seek judicial review or appeal of any court order. In addition, YOU UNDERSTAND, ACKNOWLEDGE AND AGREE THAT RIM MAY TERMINATE THIS AGREEMENT WITHOUT NOTICE AND DEMAND RETURN OF ANY BLACKBERRY HANDHELD THAT IS A RENTAL UNIT, OR ANY BLACKBERRY HANDHELD FOR WHICH THE TOTAL PURCHASE PRICE HAS NOT BEEN PAID, IF YOU ARE IN DEFAULT AND/OR IF (1) You pay late more than once in any 12 month period; (2) You or any user of Your Blackberry Solution (or any component thereof) interfere with customer service or business operations; (3) You use the Service(s) in a way that has a detrimental effect upon RIM, its customers or the Product(s) and Service(s) RIM provides; (4) You fail to use the Blackberry Solution or any of its component parts for substantially business purposes; (5) You transmit, harassing, abusive, libelous, illegal or deceptive messages; (6) You use any Product or Service or Software in any manner inconsistent with the Safety Instructions found in the Blackberry User's Guide or to commit or attempt to commit a crime or facilitate the commission of any crime or other illegal or tortious act; (7) You use, or attempt to use the BlackBerry Solution or any component thereof in contravention of the terms of the Limited Warranty or the Software License Agreement, each of which is included in the BlackBerry User's Guide, and/or You attempt to reverse engineer the BlackBerry Handheld or decompile or disassemble the BlackBerry Software; or (8) You cancel the credit card to which monthly or other periodic payments are to be charged or the authorization for such payments and You fail to provide RIM with an alternative method of payment. If under this Agreement you are required to return a BlackBerry Handheld and its associated cradle (or a BlackBerry Package), and You do not return such items within seven (7) days from the date of termination of this Agreement in good working order and condition, free from damage (physical or otherwise) and with all necessary components, You will be invoiced for and shall be required to pay a Device Fee for each item that You fail to so return. Without regard to the Party terminating this Agreement, any final invoice unpaid within thirty days from its date will be assessed monthly for Service(s) and rental (if applicable) until RIM's receipt of Your payment of the final invoice amount, any additional monthly amounts and any applicable Final Charges.

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16.   Indemnity/Liability. You shall defend, indemnify, and hold harmless RIM, the WSP, RIM's suppliers, successors, affiliates, agents and assigns from any claims, damages, losses or expenses (including without limitation attorney fees and costs) incurred by RIM, the WSP or RIM's suppliers in connection with all claims, suits, judgements and causes of action (i) for infringement of patents or other proprietary rights arising from combining with or using any device, system or service in connection with the BlackBerry Solution or any portion thereof (ii) for libel, slander, defamation or infringement of copy right or other proprietary right with respect to material transmitted by You using the BlackBerry Handheld or (iii) injury, death or property damage arising in connection with the presence, use or non-use of the Service(s) or the Product(s). No remedy herein conferred upon RIM is intended to be, nor shall it be construed to be, exclusive of any other remedy provided herein or as allowed by law or in equity, but all such remedies shall be cumulative. In the event of the termination of this Agreement pursuant to Section 15, You shall pay to RIM all attorney fees, collection fees, and related expenses, expended or incurred by RIM in the enforcement of any right or privilege hereunder (including, but not limited to, telephone, freight, express and postal charges, expenses of paid investigators and reasonable compensation for time of RIM's representatives).

17.   Limited Warranty.

(a) Service(s). EACH OF THE SERVICES (INCLUDING AIRTIME SERVICES) IS PROVIDED "AS IS" AND "AS AVAILABLE," WITHOUT WARRANTY OF ANY KIND. RIM DOES NOT WARRANT UNINTERRUPTED USE OR OPERATION OF ANY SERVICE, OR THAT ANY DATA SENT BY OR TO YOU WILL BE TRANSMITTED IN UNCORRUPTED FORM OR WITHIN A REASONABLE PERIOD OF TIME. ALL REPRESENTATIONS, WARRANTIES, ENDORSEMENTS AND CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF TITLE OR NON-INFRINGEMENT AND ANY IMPLIED REPRESENTATIONS, WARRANTIES AND CONDITIONS OF FITNESS FOR A PURPOSE AND MERCHANTABLE QUALITY AND THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE ARE HEREBY EXCLUDED. RIM SHALL HAVE NO LIABILITY TO YOU FOR PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF TRADE SECRETS WITH RESPECT TO ANY SERVICE PROVIDED BY ANY THIRD PARTY THROUGH RIM. YOUR RECOURSE IN THE EVENT OF ANY SUCH CLAIM WITH RESPECT TO ANY SERVICE SHALL BE SOLELY AGAINST SUCH THIRD PARTY.

(b) Product(s). The Product(s) are the subject of a limited warranty ("Limited Warranty") set forth in the BlackBerry User's Guide. The Limited Warranty is the exclusive warranty for any Product sold or rented under the terms of this Agreement. Your signature on the Order Form indicates that You have read the Limited Warranty and agree to its terms.

(c) Software. The Software and the use thereof is governed under the terms of the Software License Agreement contained in the applicable BlackBerry User's Guide and presented for approval during the execution of the BlackBerry Software. The Software License Agreement sets forth the limited warranty with respect to the Software, which is the exclusive warranty for any Software licensed under the terms of this Agreement. Your signature on the Order Form indicates that You have read the applicable Software License Agreement and agree to its terms, including, without limitation, the warranty terms.

18.   Limitation of Liability.

(a) Your sole remedies for loss or damage caused by partial or total nonperformance of the BlackBerry Solution or any component thereof, or for delay or nonperformance of any Product(s) and/or Service(s) or partial or total failure of any Service(s) under this Agreement, regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise, shall be Your direct damages, if any, and shall not in any event exceed the amount paid by You under this Agreement for the BlackBerry Product(s) and/or Service(s) that give rise to the claim for the period such failure, delay or nonperformance occur. RIM SHALL HAVE NO LIABILITY WHATSOEVER TO YOU OR ANY PARTY CLAIMING BY OR THROUGH YOU FOR THE ACCURACY, TIMELINESS OR CONTINUED AVAILABILITY OF ANY SERVICE OR PRODUCT OR FOR ANY DAMAGES ARISING OUT OF YOUR USE OF THE BLACKBERRY SOLUTION OR ANY COMPONENT THEREOF FOR MISSION-CRITICAL OR EMERGENCY COMMUNICATIONS.

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(b)   Your sole remedy for loss or damage, whether direct or indirect, caused by partial or total failure, inability to use or nonperformance of the Software, regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise, shall be as set forth in the Software License Agreement provided with the Software.

AS A MATERIAL PART OF THE CONSIDERATION PAID BY YOU UNDER THIS AGREEMENT, YOU AGREE THAT IN NO EVENT SHALL RIM BE LIABLE TO YOU OR ANY PARTY CLAIMING THROUGH YOU FOR, AND YOU HEREBY WAIVE YOUR RIGHT TO CLAIM, ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR REVENUES, LOSS OF THE USE OF THE BLACKBERRY HANDHELD, OR ANY ASSOCIATED PRODUCTS, LOSS OF DATA, COST OF CAPITAL, COST OF SUBSTITUTE GOODS, FACILITIES, SERVICES OR REPLACEMENT SERVICES, DOWNTIME COSTS OR THE CLAIMS OF YOUR CUSTOMERS FOR SUCH DAMAGES) DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION, WHETHER IN AGREEMENT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEN. THE FOREGOING DISCLAIMER SHALL APPLY IN CIRCUMSTANCES INCLUDING, BUT NOT LIMITED TO YOUR INABILITY TO USE THE BLACKBERRY SOLUTION OR ANY PART THEREOF EITHER SEPARATELY OR IN COMBINATION WITH ANY OTHER COMMUNICATIONS BY RIM OR THROUGH RIM BY BELLSOUTH AND TO UNAUTHORISED ACCESS TO YOUR DATA TRANSMITTED VIA COMMUNICATION LINKS PROVIDED BY BELLSOUTH AS PART OF THE SERVICE(S).

19. Assignment and Delegation. RIM may assign this Agreement without notice to You. You shall not assign this Agreement. RIM may perform all obligations to be performed under this Agreement directly or may have some or all obligations performed by its contractor or subcontractors, and/or in the case of Airtime Services, by BellSouth or its subsidiaries or affiliates.

20. Notices. Except as otherwise provided in this Agreement, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, postage prepaid, certified mail, return receipt requested, and addressed to You as shown on the Order Form, and addressed to Research In Motion Limited, 295 Phillip Street, Waterloo, Ontario, Canada, N2L 3W8, with a copy (which shall not constitute notice) to RIM's Counsel for U.S. Legal Matters at the same address.

21. Force Majeure. Notwithstanding any other provision of this Agreement, neither Party shall be deemed in default of this Agreement for failure to fulfill its obligations when due to causes beyond its reasonable control. This provision shall not be construed as excusing nonperformance of any obligation by either Party to make payment to the other Party under this Agreement.

22.   General.

(a) No Third Party Beneficiaries. Except as otherwise specifically stated in this Agreement, the provisions herein are for the benefit of the Parties and not for any other person or entity.

(b) Precedence Over Purchase Order Terms and Conditions. Any additional or different terms of Your purchase order, whether or not such terms materially alter this Agreement, shall be deemed objected to by RIM and of no force and effect unless the Parties expressly amend this Agreement. Execution of a purchase order shall not operate as an amendment to this Agreement. Whenever printed, typed, stamped or written provisions of Your purchase order conflict with this Agreement, this Agreement shall control.

(c) Waivers of Default. Waiver by either Party of any default by the other Party shall not be deemed a continuing waiver of such default or a waiver of any other default.

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(d)      Survival. The terms, conditions and warranties contained in this
         Agreement that by their sense and context are intended to survive the performance hereof by either or both Parties shall so survive the completion of performance, cancellation or termination of this Agreement.

(e) Governing Law. The Agreement shall be construed in the United States in accordance with the laws of the State of Texas applicable to Agreements executed and wholly performed within that State without giving effect to any body of law governing conflicts of laws. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is expressly excluded.

(f) Severability. If a provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather (unless a failure of consideration would result therefrom) the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly.

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                                  SCHEDULE C-2

                      STANDARD TERMS AND CONDITIONS OF SALE

Research In Motion Limited ("RIM") and the buyer named below ("Buyer") (each a "Party"; collectively, the "Parties") enact these Standard Terms and Conditions of Sale ("Agreement") in advance of establishing more particular commercial relations and transactions, through Schedules or purchase orders accepted by RIM that incorporate this Agreement. References herein to "Agreement" include this, the Standard Terms and Conditions of Sale, and any such Schedules or purchase orders, and any attachments, exhibits or documents referenced in or by such Schedules or purchase orders.

1.    DEFINITIONS.

"Schedule": a legal instrument executed by the Parties that incorporates by reference this Agreement or another Schedule, but forms a distinct contract establishing additional terms and conditions applicable to a particular commercial relation or transaction between the Parties.

"Software": all data processing software and firmware of any kind (whether embedded in ROMs or other hardware or contained on diskettes or other media) and all manuals and documentation software, including any applicable documentation that RIM owns or has a right to license to Buyer in furtherance of this Agreement and any Schedules.

"Software License": RIM's standard software license agreement provided to end-users of the Software that grants certain rights to the end-users, and if Software is to be provided in conjunction with the Product, a copy of the Software License is included herewith or included in the packaging for the Product.

"Product": hardware developed by RIM and provided in furtherance of this Agreement and any Schedules.

"Confidential Information": materials or information disclosed by a Party to the other marked as confidential or proprietary, or, if disclosed verbally, is identified as such, and then reduced to writing, marked confidential, and delivered to the receiving Party within 30 days after disclosure; provided, a Party's Confidential Information includes (a) any test results relating to its own software or products, and (b) its own software's source code, with or without the foregoing formalities.

2. SCOPE. This Agreement shall apply to all quotations and offers made by and purchase orders accepted by RIM unless expressly modified by RIM and the Buyer in a written agreement signed by RIM and the Buyer and making specific reference to this clause. IN THE EVENT BUYER'S PURCHASE ORDER (OR OTHER COMMUNICATIONS OF ANY KIND) CONTAIN ANY ADDITIONAL TERMS OR CONFLICT WITH ANY TERMS AND CONDITIONS CONTAINED HEREIN, THIS AGREEMENT SHALL GOVERN AND ACCEPTANCE OF BUYER'S ORDER IS EXPRESSLY CONDITIONED UPON BUYER'S ACCEPTANCE OF THE TERMS AND CONDITIONS HEREIN. In the absence of an express acceptance of these terms, Buyer shall be deemed to have agreed hereto by acceptance of the Products and/or Software, or payment for the Products and/or any fees or royalties for the licensing of the Software. RIM's failure to object to provisions contained in any communication from Buyer shall not be deemed a waiver of the provisions herein. No modifications of these terms and conditions is authorized and no modification shall be binding on RIM, unless in writing and signed by an authorized officer of RIM. No contract for the sale of goods shall exist between RIM and Buyer until Buyer's purchase order or other offer shall have been approved and accepted by RIM in Waterloo, Ontario, Canada.

3. TERM AND TERMINATION. This Agreement is effective for an initial term of one (1) year from the Effective Date hereof, unless terminated earlier pursuant to this Section 3. It will renew automatically for successive one (1) year renewal terms. RIM may, by written notice to Buyer, cancel this Agreement for cause. Cause for termination shall be: (i) Buyer's failure to perform any provision of this Agreement; or (ii) commencement by Buyer of proceedings (or against Buyer of proceedings not dismissed within thirty (30) days) seeking relief, reorganization, arrangement, or protection under any bankruptcy or insolvency laws, any assignment by Buyer made for the benefit of Buyer's creditors or with respect to any substantial portion of its assets, any liquidation, dissolution or winding up of Buyer's business, Buyer takes any corporate action seeking to effect any of the foregoing, or Buyer admits, in writing, its inability to pay its debt as they become due.

4. ACCEPTANCE. Buyer agrees to inspect the Products and/or Software promptly upon receipt and to notify RIM immediately of any nonconformity. Failure of Buyer to notify RIM of any nonconformity of the Products and/or Software within five (5) business days of receipt thereof shall be deemed to constitute acceptance thereof.

5. PAYMENT. Buyer shall pay RIM's invoice in full in United States dollars within thirty (30) calendar days of the invoice date. No discounts are authorized. Buyer agrees to pay (i) all shipping costs including, without limitation, insurance, brokerage, duties, freight and (ii) taxes or levies of any kind resulting from this Agreement (other than taxes on the net income of RIM). If in RIM's judgement the Buyer's financial condition at any time does not justify continuing production or delivery on the above payments terms, RIM may require full or partial payment in advance. In the event RIM is required to bring legal action to enforce this Agreement, Buyer agrees to pay all legal fees and costs associated with such legal action.

6. CONFIDENTIALITY. Each Party will use precautions, to prevent unauthorized disclosure or use of the other Party's Confidential Information, that are consistent with those it uses with its own information of similar nature, but in no event less than commercially reasonable precautions. The foregoing obligations do not apply to materials and information to the extent they are in the public domain through no wrongful act or omission of, or are independently developed by, the receiving Party, or to the extent disclosure thereof is required at law; in the event disclosure is required by operation of law, the disclosing party shall give notice to the other Party adequate to permit its legal intervention.

7. LIMITED PRODUCT WARRANTY. RIM warrants to the Buyer that the Products shall substantially conform to RIM's specifications for a period of one (1) YEAR from the date of original purchase (the "Warranty Period"). As RIM's sole obligation and Buyer's exclusive remedy for any breach of warranty, RIM agrees, at its sole option, to (i) use reasonable efforts to repair the Product with new or refurbished replacement parts; (ii) replace the Product with a new or refurbished unit, or (iii) refund the purchase price, provided Buyer returns the defective Product to RIM with proof of purchase and RIM's authorization.

RIM's warranty hereunder does not apply in case of any damage caused by accident, abuse, misuse, misapplication, or alteration of any kind (including upgrades and expansions) performed by anyone other than RIM. The Products are not designed or licensed for use in mission-critical application or in hazardous environments requiring fail-safe controls, including without limitation operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, and life support or weapons systems. Without limiting the generality of the foregoing, RIM specifically disclaims any express or implied warranty or condition of fitness for such purposes. RIM's warranty does not in any event apply to physical damage to the surface of the Product or to the surface of any Product display, or to any data stored in the Product. In case of return for repair or replacement, RIM shall have no obligation with respect to any data stored in the Product. Except as provided in RIM's Software License, RIM's warranty does not apply to RIM Software. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7, RIM MAKES NO WARRANTIES NOR INCLUDES ANY CONDITIONS WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INLCUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

8. LIABILITY. IN NO EVENT SHALL RIM BE LIABLE TO BUYER FOR, AND BUYER HEREBY WAIVES ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR THEIR LIKELIHOOD DISCLOSED, RIM SHALL NOT BE LIABLE TO BUYER OR ANY THIRD PARTY CLAIMING THROUGH BUYER, FOR ANY DAMAGES OF ANY KIND IN EXCESS OF THE AMOUNTS PAID BY BUYER UNDER THE TERMS OF THIS AGREEMENT WITH RESPECT TO THE PRODUCTS GIVING RISE TO SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF OR LIMITATION ON IMPLIED CONDITIONS, WARRANTIES, OR DAMAGES, SO SOME OR ALL OF THE FOREGOING MAY NOT APPLY TO YOU. The foregoing limitation precluding recovery of lost profits shall not be construed so as to preclude RIM from recovering its contract price in any action or cause on or under this Agreement.

9. INTELLECTUAL PROPERTY RIGHTS. Software is proprietary to RIM or its suppliers and is subject to copyright and other intellectual property laws. Buyer's only rights with respect to any RIM Software included with the Products shall be as provided under the terms of RIM's Software License. Title to all RIM Software remains with RIM. Buyer agrees that RIM retains ownership of all right, title and interest in all intellectual property, works of authorship, trade secrets and the like in all aspects of the Products. Buyer and its affiliates and sub-contractors agree not to reverse engineer any aspect of the Software and/or Products supplied under this Agreement and further agree to pay assessed damages should such action take place.

10.   MISCELLANEOUS PROVISIONS.

10.1 No Assignment. Neither Party may assign this Agreement without the other Party's prior written consent, which consent will not be unreasonably withheld; provided, consent to any assignment which would not materially affect the rights and obligations of either Party, including without limitation the ability to perform hereunder, will not be withheld. RIM may assign this Agreement without consent to any purchaser of a majority of RIM's outstanding shares or to any purchaser of substantially all of the assets of RIM that relate to this transaction.

10.2 Notices. Notice hereunder will be in writing, to the attention of both the Chief Executive Officer and the legal department of the recipient at its address below or such other address as the recipient may have properly noticed, and is effective upon delivery to the recipient by express courier or certified mail.

10.3 Governance. This Agreement is governed by, and construed, interpreted and enforced in accordance with the internal substantive laws of Texas if the Buyer is in the U.S. or otherwise in accordance with the internal substantive laws of the Province of Ontario. In so construing, interpreting and enforcing this Agreement, choice of law principles shall not apply. The United Nations Convention on Contracts for the International Sale of Goods is inapplicable, and the Parties express disclaim its applicability. The prevailing Party in any action hereupon will be entitled to recover, in addition to any other award, reasonable related costs, expenses, and legal costs and fees (which legal costs and fees, if an action is brought in Canada, shall be on a solicitor/client basis). Buyer acknowledges and agrees that any Software under this Agreement was developed at private expense. If acquired under an agreement with the U.S. Government or any contractor thereto, it is acquired as "commercial computer software" subject to the provisions hereof, as specified in 48 CFR 12.212 of the FAR and its successors, or if acquired for Department of Defense units, as specified in 48 CFR 227-7202-2 of the DoD FAR Supplement and its successors.

10.4 Injunctive Relief. The Parties agree a material breach of the Agreement may cause irreparable harm to either Party, for which a remedy at law may be inadequate. Accordingly, in addition to any remedies at law, either Party may seek injunctive relief without posting any security.

10.5 Independent Contractors. Nothing in this Agreement will be deemed to create a joint venture, partnership, or agency relationship between the Parties or empower one Party to assume or create any obligation on behalf of the other.

10.6 Export. Buyer hereby assures it will not export or re-export the Software in violation of any applicable laws, regulations, or governmental orders, including Canadian or U.S. versions of the same as applicable.

10.7 Force Majeure. Neither party is liable for failure or delay in performance hereunder which is proximately caused by strikes, shortages, failure of suppliers, riots, insurrection, fires, floods, storms, earthquakes, acts of God, war, governmental action, labor conditions, or other cause beyond its reasonable control. The failure to make any payment required under this Agreement shall never be excused under this force majeure provision.

10.8 Credit Information. As a courtesy to Buyer, RIM may, in its sole discretion, extend credit to Buyer subject to receipt of financial information as may be requested by RIM. Buyer acknowledges and agrees that RIM has no obligation to provide credit to Buyer, and the provision of credit shall in no way modify the terms of this Agreement.

10.9 Entire Agreement. This Agreement is the entire agreement of the Parties on the subjects hereof. Any portion hereof deemed or becoming unenforceable or illegal is eliminated, the balance hereof remaining effective. No waiver of breach or excuse of performance hereof is effective unless upon notice; however, neither will constitute any further waiver or excuse.

10.10 Survival. The provisions of this Agreement that under a commercially reasonable interpretation reveals that the Parties likely would have such provisions survive termination or expiration of this Agreement shall survive to the extent necessary to fulfill the purpose of such provision.

                                  Schedule C-3

                           Research in Motion Limited
                              Return & Repair Guide
                              Depot Repair Process
                             Policies and Procedures

Returning Goods for Repair

In order to return any goods for repair, the customer is required to contact Research In Motion Limited ("RIM") and request a Return Material Authorization ("RMA") form and number. RIM may be contacted via phone or email as follows:

                          Phone: (519) 888-7465 x 3371
                              Email: repair@rim.net

Accompanying the request for a RMA form, the customer must provide to RIM the customer name, phone number, fax number, the ship to address, the bill to address, the quantity of goods being returned, the model number, the serial number (MSN/,ESN or MAN/LLI number) and a description of the problem. Except for the 850 or 950, and 962 units, the serial number is located on the label on the outside of the unit. In order to view the serial number for the 850,950, and 962 units, the customer will need to open the battery compartment and remove the battery. RIM will complete the RMA form based on the information provided by the customer. RIM will assign an RMA number and fax the RMA form to the customer. If the custom does not have a fax number, RIM will mail the form to the customer. The customer should review the completed RMA form and make any corrections or additions as may be necessary. RIM cannot guarantee that any personal data on your product will not be lost.

The goods should be picked carefully and in a manner suitable to prevent any physical and/or electrostatic damages. In order to prevent any electrostatic damage, RIM recommends returned goods are packed in the original packaging. Unless requested to do so by RIM, the customer should return only the item needing repair and should not return any cables, batteries, adapters, etc. A copy of the RMA form should be included within the return package. If more than one package is being returned, at least one RMA form will need to be included. RIM highly recommends that with multiple return packages, a copy of the RMA form is included with each package. The assigned RMA number should be clearly marked on each return package. If the goods are being returned from outside of Canada and in order to ensure any duties or taxes are not charged on Canadian goods being returned to Canada, three (3) copies of the RMA form should also be attached to the outside of the package(s). Return packages must be shipped prepaid. The RMA form will be Used by the customer as the commercial invoice.

Goods for repairs must be shipped prepaid to

                               Research In Motion
                              131 Shoemaker Street
                       Kitchener, Ontario, Canada N2E 3B5

Goods Under Warranty

Subject to RIM's standard warranty limitations, goods returned during the warranty period will be repaired, refurbished, or exchanged at no charge to the customer and following repair shipped, at RIM's expense, back to the customer. The goods returned to the customer will be warranted for the balance of the warranty period or ninety (90) days from the shipment date, whichever is longer.

Refurbish shall mean the repair of goods, functionally and cosmetically, such that the goods shall be considered "like new". Refurbishment is specifically limited to RIM `s standard warranty limitations and specifically excludes any damage of goods not caused directly or indirectly by a warranty defect under RIM`s standard warranty.

If RIM determines that the goods returned have been damaged due to misuse, misapplication, immersion, contamination, fire, flood, lightning, or other similar actions, the goods will not be covered by any warranty and the policy for repair and/or refurbishment shall be as indicated under "Goods Not Under Warranty" below.

If RIM determines that the goods returned have been damaged due to the use of third party software used either internally or externally to the goods or that modifications were made to the operation or physical appearance of the goods, including without limitation any third party software and/or hardware add-ons not designed or intended for use with the goods by RIM, the warranty is void and the goods will not be covered by any warranty. The policy for repair and/or refurbishment of such goods shall be as indicated under "Goods Not Under Warranty" below.

Goods Not Under Warranty

Goods returned following expiration of any warranty period or for damage outside of the limited warranty of such goods, including but not limited to misuse, misapplication, immersion, contamination, fire, flood, lightning, etc. as determined by RIM, will be evaluated by RIM to determine the cause of failure and if repair to RIM `s quality standards is possible. If repair is possible, RIM will repair the goods and invoice the customer based on the current published pricing. The customer may choose to a) have the goods repaired; b) decline to have the goods repaired and request the goods be returned; or c) decline to have the goods repaired or returned.

Should the customer choose to have the goods repaired and/or refurbished, the customer will be required to provide a purchase order to RIM for such repair. Upon receipt of the purchase order, RIM will repair, refurbish the goods and return the goods, at the customer `s expense, to the customer. Goods returned no longer under warranty will be granted a ninety (90) day warranty from the date of the return shipment by RIM to the customer in accordance with RIM's standard limited warranty for such goods.

Should the customer decline the goods be repaired and/or refurbished and request the goods be returned, RIM will return the goods to the customer marked "NOT REPAIRED" and ship the goods "freight collect" to the customer. In addition, the customer will be invoiced RIM `s then current diagnostic/inspection fee.

Should the customer decline the goods be repaired and/or refurbished and does not want the goods returned, the customer will be required to provide to RIM a written request to scrap the goods and the goods will be scrapped.

RIM's warranty specifically excludes any warranty obligations relative to third party hardware and/or software not provided by RIM

Non Repairable Devices

Should RIM determine the goods cannot be repaired and/or refurbished to RIM `s quality standards, RIM shall notify the customer and the goods will either be returned to the customer of scrapped as indicated above.

Advance Exchange

Upon receipt of the failed goods, RIM will determine the warranty status of the device. Should RIM determine the device to be non warranty as outlined in the "Goods Not Under Warranty" section above, the customer will be automatically invoiced the applicable repair charge or charges as listed in the then current published price list. If RIM determines the device to be non-repairable the full list price of the replacement device shall be invoiced.

Inspection/Analysis

Should it be determined by RIM that the returned goods are functioning correctly and there is "no failure", RIM will notify the customer, return the goods to the customer "freight collect" and invoice the customer for the inspection and evaluation of the goods subject to RIM's then current inspection fee, whether or not the goods are under warranty.

Goods returned for analysis or inspection, are subject to the appropriate charges in RIM `s then current published price list, whether or not the goods are under warranty. RIM will return the goods to the customer "freight collect."

SKU Labels

Goods returned for repair and/or refurbishment will have new SKU labels (device mounted SKU and secondary SKU labels) replaced if the original labels were damaged as a result of warranty failure.

Pricing

Repair of goods are subject to the fees as indicated in the applicable attached pricing sheet. All prices and/or fees are in U.S. dollars and do not include any taxes, duties, etc. as may be applicable.

Shipping

Goods returned to the customer covered by a warranty will be shipped at RIM `s expense using RIM's standard shipping methods and couriers. Goods returned to the customer not covered by warranty will be shipped at the customer's expense "freight collect".

The following couriers are RIM `s current couriers:

Canada:           Purolator
All Others:       Fed Ex Air

The customer may request alternative shipping methods or couriers at the customer's expense. RIM reserves the right to change couriers at any time

---------------------------------------------------------------------------------------------------
Item                        Inspection Fee/      Cosmetic Refurb or     LCD        Full Refurb*
                            Functional Test*     Internal Battery       Replace
                                                 Replace*                          (Unless deemed
                                                                                   uneconomical to
                                                 (LCD not included)                repair by RIM)
---------------------------------------------------------------------------------------------------
850/950-2/950-4 Handheld      $  17.00              $   35.00           $  65.00     $  100.00
857/957 Handheld              $  17.00              $   35.00           $  85.00     $  120.00


*All levels of repair include software upgrade and full RF test

                                  Schedule C-4

                                Limited Warranty

Research In Motion Limited ("RIM"), the manufacturer and provider of the BlackBerry(TM) Solution, comprising the BlackBerry Handheld, which together with the BlackBerry Cradle and Holster comprise the BlackBerry Hardware, the BlackBerry Desktop Software and the associated wireless data service and documentation, warrants to YOU, the end-user ("YOU") that the BlackBerry Hardware will be free from defects in workmanship and materials for a period that is the shorter of (i) one (1) year from the date that the BlackBerry Hardware was first purchased by YOU as an original end-user and (ii) the period ending upon your breach of the End-User's Agreement entered into when YOU ordered the BlackBerry Solution (the "Purchase Warranty Period"). If YOU obtain the BlackBerry Hardware through a rental or lease program, or any other non-purchase program, the warranty period (the "Rental Warranty Period") shall be for as long as YOU continue to pay any required rental or lease fees. In no event, however, shall the Rental Warranty Period exceed three (3) years. Continued repair or replacement after the expiration of a Rental Warranty Period shall be at the sole discretion of RIM, and the continuance of a program of repair and replacement after the expiration of the Rental Warranty Period shall net constitute a waiver of RIM's right to terminate this Limited Warranty or to declare that the Limited Warranty is no longer in effect. The Purchase Warranty Period and the Rental Warranty Period shall be hereinafter referred to as the "Applicable Warranty Period" meaning one or the other of the Purchase Warranty Period or the Rental Warranty Period, as the context may require. This Limited Warranty is not transferable. During the Applicable Warranty Period, the BlackBerry Hardware, or one or more of the BlackBerry Hardware components, will be repaired or replaced at RIM's option, without charge for either parts or labour. If the BlackBerry Hardware (or component thereof) is repaired or replaced during the Applicable Warranty Period, the Applicable Warranty Period will expire, if a Purchase Warranty Period, upon the later of the 91st day after repair or replacement or one year from the date of original purchase. If the Applicable Warranty Period is a Rental Warranty Period, the Applicable Warranty Period will expire upon the earlier of YOU failing to pay any applicable charge or fee or three (3) years from the date the BlackBerry Hardware was first put into service. Please consult your Blackberry Handheld User's Guide for instructions on how to obtain customer support for your BlackBerry Hardware.

This Limited Warranty does not apply to normal wear and tear, and does not cover repair or replacement of any BlackBerry Hardware damaged by misuse, accident, abuse, neglect, misapplication, or defects due to repairs or modifications made by anyone other than RIM or its authorized service representative. This Limited Warranty does not cover physical damage to the surface of the BlackBerry Hardware, including cracks or scratches on the LCD screen. This Limited Warranty does not apply to any equipment other than the BlackBerry Hardware as defined in this Limited Warranty, i.e., it does not apply to any alkaline battery provided with your purchase, rental, lease or other means of acquiring the BlackBerry Solution, or any damage caused by the leakage or any other malfunction of an alkaline battery or any other accessory or peripheral equipment. This Limited Warranty also does not apply if the malfunction results from the use of the BlackBerry Hardware in conjunction with accessories, products, services or ancillary or peripheral equipment not approved or provided by RIM, and where it is determined by RIM that such malfunction is not the fault of the BlackBerry Hardware itself. Additionally, if malfunction results from the failure of the user to abide by the Safety Information contained in the package with the BlackBerry Solution, the Limited Warranty may be void, and if it is not void, it shall not apply. Data backup is presumed to be the responsibility of the user of the BlackBerry Hardware. Neither your Wireless Solution Provider nor RIM is responsible for data that may be damaged or lost at any time, including, without limitation data lost or damaged during the servicing of the BlackBerry Hardware, or through the use of synchronization software. In as much as the wireless data service provided as part of the BlackBerry Solution is provided via RIM from a third party provider, we cannot guarantee or warrant that the wireless data service will always be available or will always function properly. For this and other reasons, the BlackBerry Solution should not be relied upon for the transmission of data relating to emergency or life-threatening or mission critical situations, and RIM disclaiming any liability on its behalf and on behalf of its Wireless Solution Providers for events or damages resulting from such reliance or the failure of the wireless data service to perform or to be available for your use of the BlackBerry Solution, including, without limitation, the lack of service coverage in the area, in which YOU wish to use the BlackBerry Solution. To the extent the third party providing the wireless data service provides any warranties or guarantees that may be passed on to YOU, such warranties and/or guarantees are automatically passed on to YOU without any effort on your part or on the part of RIM.

REPAIR OR REPLACEMENT OF THE PRODUCT IS THE EXCLUSIVE REMEDY PROVIDED TO YOU. UNDER THE LAWS OF THE STATE OF TEXAS, AND THE LAWS OF THE SEVERAL STATES OF THE UNITED STATES, THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDINO ANY IMPUED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND/OR ANY IMPLIED WARRANTY OF NON-INFRINGEMENT. UNDER THE LAW OF CANADA, THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OR MERCRANTABILITY AND/OR QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NEITHER RIM NOR ANY RIM WIRELESS SOLUTION PROVIDER SHALL IN ANY WAY BE LIABLE TO YOU FOR ANY DAMAGES YOU SUFFER OR INCUR (INCLUDING, BUT NOT LIMITED TO, GENERAL, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE AND PERSONAL INJURY OR WPLONGFUL DEATH DAMAGES) ARISING FROM OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE BLACKBERRY HARDWARE, EVEN IF RIM OR A RIM WIRELESS SOLUTION PROVIDER ARE AWARE Of THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION IS INTENDED TO APPLY AND DOES APPLY WITHOUT REGARD TO WHETHER SUCH DAMAGES ARE CLAIMED, ASSERTED OR BROUGHT IN AN ACTION OR CLAIM SOUNDING IN TORT OR CONTRACT, OR ON THE WARRANTY, OR UNDER ANY OTHER LAW OR FORM OF ACTION. THE ALKALINE BATTERIES PROVIDED WITH THE BLACKBERRY HARDWARE ARE PROVIDED AS IS, AND ARE NOT, FOR PURPOSES OF THIS WARRANTY, PART OF THE BLACKBERRY HARDWARE. YOU ASSUME THE RISK OF USING ANY ACCESSORY NOT PROVIDED AS PART OF THE BLACKBERRY SOLUTION. IN NO EVENT SHALL RIMS LIABILITY TO YOU EXCEED THE PURCHASE PRICE OF THE BLACKBERRY HARDWARE YOU PURCHASED, THE CUMULATIVE SUM OF THE MONTHLY RENTAL FEES FOR ONE (1) YEAR, OR THE COST OF REPAIRING OR REPLACING THE BLACKBERRY HARDWARE, WHICHEVER IS GREATER. THE LIMITED WARRANTY WITH RESPECT TO THE BLACKBERRY DESKTOP SOFTWARE, TO ALL DOCUMENTATION AND TO ANY FIRMWARE RESIDING ON THE BLACKBERRY HARDWARE IS SET FORTH SEPARATELY IN THE SOFTWARE LICENSE AGREEMENT FOUND IN THE BLACKBERRY HANDHELD USER'S GUIDE.

This limited warranty gives YOU specific legal rights, and YOU may also have other rights that vary from state to state. Some states may not allow the exclusion of limitation of incidental or consequential damages, may not allow limitations on how long an implied warranty or condition lasts, or allow provisions that permit the warranty to be voided. Thus, the above limitations or exclusions may not apply to YOU.

This Limited Warranty is to be construed in Canada under the laws of the Province of Ontario and in the United States under the laws of the State of Texas, except for any body of law governing conflicts of law.

RIM CONFIDENTIAL


                                   SCHEDULE D

                         CO-OP MARKETING AND DEVELOPMENT
                    See attached Schedules D-1, D-2 and D-3.

                                                           Joint Marketing Funds
                                                             Guidelines for 2000


          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.

                                  Schedule D-1

                             BlackBerry Co-Op Funds

The objective of the BlackBerry Co-Op Program is to incent and reward BlackBerry Wireless Solution Providers ("WSPs") by providing funds to those eligible WSPs, by way of a reimbursement, to use for the purpose of subsidizing advertising, direct mail campaigns and production or purchase of sales collateral ("Marketing Initiatives") directed at the acquisition of new BlackBerry users. The extent of the funds ("Co-Op Funds") provided by Research In Motion Limited ("RIM") to an individual WSP is contingent upon the number of new BlackBerry users such WSP acquired during the 1999 calendar year.


                            ELIGIBILITY REQUIREMENTS

o Eligibility: To be eligible for Co-Op Reimbursement, the WSP must sell a minimum of [**] BlackBerry Handhelds(TM) ("Handhelds") in the preceding twelve (12) month period. To ensure all WSPs have an opportunity to participate, sales of BlackBerry Handhelds are considered on a rolling 12-month basis, with the eligibility of a WSP being determined on a quarterly basis in the months of January, April, July and October. To maintain its eligibility to participate in the Co-Op program, a WSP must sell a minimum of [**] BlackBerry Handhelds in each preceding twelve (12) month period.

o Co-Op Fund Calculation: Eligible WSPs are deemed to have accrued $[**] for each Handheld they sold during the previous twelve (12) month period, net of those Handhelds subsequently returned to RIM. Co-Op Funds deemed to have accrued to a WSP may be applied to one or more Marketing Initiatives.

o Reimbursement: Eligible WSPs will be reimbursed by RIM, up to the amount accrued by the WSP pursuant to the Co-Op Fund calculation above, upon WSP:
     (i) providing RIM with satisfactory documentation that the Marketing Initiative undertaken by the WSP complied with RIM's Marketing Initiative guidelines set forth below; and (ii) providing RIM with satisfactory documentation of the cost incurred by the WSP for such Marketing Initiative.

o Reimbursement Period/Forfeiture of Funds: In order to qualify for reimbursement, Marketing Initiatives must be completed on or before December 31, 2000. Co-Op Funds deemed to have accrued to a WSP in accordance with the Co-Op Fund calculation above but which are not applied to a Marketing Initiative undertaken during the 2000 calendar year will be automatically forfeited without notice to the WSP.

o BlackBerry Logo Usage: WSP must adhere to the provisions contained in the "BlackBerry Branding Guide" with respect to the BlackBerry logo when using the Co-Op Funds in a Marketing Initiative.


                         MARKETING INITIATIVE GUIDELINES

o Approved-Activities: Co-Op Funds may be used for any one or more of the following activities: print advertising, direct mailings and production or purchase of sales collateral, provided such activities adhere to the guidelines set forth below:

Print Advertising:

All print ads must (i) use the BlackBerry logo, which logo must be at least [**]% of the size of the WSP's logo; and (ii) contain a photo of the BlackBerry Handheld and have it clearly identified in writing as such.

Direct Mail:

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.


Direct mail pieces must (i) use the BlackBerry logo, which logo must be at least [**]% of the size of the WSP's logo; and (ii) contain a photo of the BlackBerry Handheld and have it clearly identified as such.

Sales Collateral:

All sales collateral must use the BlackBerry logo, which logo must be at least [**]% of the size of the WSP's logo.


                     APPLYING FOR REIMBURSEMENT/CO-OP FUNDS

o Documentation Required: In order to get reimbursed for a Marketing Initiative, WSPs must submit the following to RIM upon completion of the Marketing Initiative:

         (i)      Completed Joint Marketing Funds Reimbursement Form

         (ii)     Proof of Marketing Initiative which shall include:

                  a.   copy of the ad or direct mail piece;
                  b.   copies of all Invoices; and
                  c. copies of the rate cards for publications involved or data cards for mailing list used

o Deadline for Reimbursement Requests: The completed Joint Marketing Funds Reimbursement Form and Proof of Performance must be remitted to RIM no later than [**] days after the conclusion of the Marketing Initiative.

o        Delivery of Requests:  Reimbursement requests must be sent to:

             BlackBerry Wireless Solution Provider Channel Marketing
                                 295 Phillip St
                                Waterloo, Ontario
                                     Canada
                                     N2L 3W8

o Approval of Reimbursement Requests: To be eligible for reimbursement, all Marketing Initiatives must follow the BlackBerry branding guidelines stipulated in the "BlackBerry Branding Guide" in addition to the Marketing Initiative Guidelines set out above.

o Payment: For approved reimbursement requests, RIM will issue a check to the WSP for the approved amount.

                         QUESTIONS REGARDING CO-OP FUNDS

Questions regarding the BlackBerry Co-Op Funds Program should be directed to:

             BlackBerry Wireless Solution Provider Channel Marketing
                   Phone: 519-888-7465 ext. 2643 or ext. 2550
                         Email: channelmarketing@rim.net

                                                           Joint Marketing Funds
                                                             Guidelines for 2000

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.


                                  Schedule D-2

                       BlackBerry Market Development Funds

The objective of the Market Development Funds ("MDF") program is to reward and assist those BlackBerry Wireless Solution Providers ("WSPs") who have performed at an exceptional level in the previous twelve (12) months. Market Development Funds are provided on a case-by-case basis, and RIM encourages BlackBerry Wireless Solution Providers to work closely with RIM Channel Marketing to develop the most effective strategies for using the funds.


                             ELGIBILITY REQUIREMENTS

o Eligibility: WSPs who have sold [**] or more BlackBerry Handhelds in the preceding twelve (12) month period AND are committed to selling, at a minimum, [**] additional BlackBerry products in the next twelve (12) month period are eligible to participate in the MDF program. To ensure all WSPs have an opportunity to participate, sales of BlackBerry Handhelds are considered on a rolling 12-month basis, with the eligibility of a WSP being determined on a quarterly basis in the months of January, April, July and October. To maintain its eligibility to participate in the MDF program, a WSP must sell a minimum of [**] BlackBerry Handhelds in each preceding twelve (12) month period.

         Example 1: WSP sold [**] BlackBerrys in July 1999 but has not sold any since that time.

         Example 2: WSP sold [**] BlackBerrys in July 1999 and [**] in December 1999.

         Example 3: WSP sold [**] BlackBerrys in July 1999, [**] in September 1999 and [**] in December 1999.

         Based on the above scenarios, each having sold at least [**] BlackBerrys, all three WSPs have become eligible to participate in the MDF program. Assuming the WSPs do not sell any other BlackBerry products: the WSP in example 1 will maintain its eligibility to participate in the MDF program until July 2000 (ie. 12 months from date of sale); the WSP in example 2 will maintain its eligibility to participate in the MDF program until July 2000 (ie. the [**] BlackBerrys sold in July 1999 are no longer counted in the number of BlackBerrys sold by the WSP after July 2000 and, accordingly, after July 2000, the WSP is only deemed to have sold 250 BlackBerrys--[**] below the required [**]); and the WSP in example 3 will maintain its eligibility to participate in the MDF program until December 2000 (ie. Although[**] BlackBerrys sales are no longer counted after July 2000 and an additional [**] after September 2000, the WSP had sold the requisite [**] in December 1999 making this WSP eligible to participate for an additional twelve months from that date).

o Funding: MDF is determined in accordance with projected sales contained in the written business plan developed and prepared jointly by the WSP and RIM for the upcoming twelve (12) month period. For each BlackBerry Handheld the WSP projects to sell in the upcoming twelve-month period, RIM shall contribute $[**] towards the WSPs MDF account. BLACKBERRY SALES MADE BY THE WSP IN THE PREVIOUS TWELVE-MONTH PERIOD ARE NOT USED IN THE MDF CALCULATION.

o Participation in MDF Program: RIM will only review applications of the WSPs requesting to participate in the MDF program on a quarterly basis beginning in April, 2000.

o Obligation of WSP: It is the sole responsibility of the WSP to determine whether it qualifies to participate in the MDF program or not and whether it chooses to apply for MDF. The MDF program is optional and RIM takes no responsibility in contacting a WSP to inform it that it has qualified to participate in the program.

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.

                                   MDF PROGRAM

Program: RIM will meet with the eligible WSPs who wish to participate in the MDF program and will provide support to the WSP in various ways including: (i) meeting with the WSP to develop a mutually agreeable business plan, in writing;
(ii) providing ongoing assistance/advice, as is required by the WSP, to carry out the business plan; (iii) providing the WSP with a variety of marketing materials including product brochures, life-size product information cards, RIM brochures, etc.;

o Business Plan: To be entitled to MDF funds, the business plan developed and agreed to by the WSP and RIM must contain a commitment on the WSP's behalf to sell, over the upcoming twelve (12) month period, an additional [**] (net of returns and order cancellations) BlackBerrys.

o    Uses of MDF Funds:  Uses of MDF include, but are not limited to:

     (i)   Development of sales collateral
     (ii)  Point-of-Purchase displays;
     (iii) Promotional Events;
     (iv)  Market Awareness Activities; and
     (v)   Other promotional activities that accelerate the sale of BlackBerry

Funds: Once the WSP's written business plan has been approved by RIM and the WSP has provided RIM with satisfactory evidence that steps have been taken to implement the plan, RIM shall make note of the MDF funds available to the WSP for BlackBerry marketing activities.

                             APPLYING FOR MDF FUNDS

Pre-Approval: RIM encourages BlackBerry Wireless Solution Providers to work with RIM Channel Marketing on an ongoing basis to develop the most effective and synergistic marketing strategies. This is especially true when BlackBerry Wireless Solution Providers look to using MDF to aid in their marketing programs.

Eligible WSPs are asked to complete the Joint Marketing Funds Pre-approval Form and fax it to RIM's BlackBerry Wireless Solution Provider Channel Marketing Group at 519-888-7884.

                              REIMBURSEMENT PROCESS

Reimbursement: The Joint Marketing Funds Reimbursement Form must be remitted to RIM no later than [**] days after the conclusion of the marketing activity. It must include Proof of Performance (invoices for related out of pocket expenses). Please include the authorization # (found on the Joint Marketing Funds Pre-Approval Form) at the top of the Joint Marketing Funds Reimbursement Form.

Please send reimbursement forms to:

             BlackBerry Wireless Solution Provider Channel Marketing
                               295 Phillip Street
                                Waterloo, Ontario
                                     Canada
                                     N2L 3W8

                  Questions regarding Market Development Funds

Any questions you have regarding RIM's Market Development Funds Program should be directed to:

             BlackBerry Wireless Solution Provider Channel Marketing
                   Phone: 519-888-7465 ext. 2463 or ext. 2550
                        Email: channelmarketing@rim.net.

                                                           Joint Marketing Funds
                                                              Reimbursement Form

                                  Schedule D-3
Company Name:                                                              Authorization Number
             ------------------------------------------             --------------------------------
Contact:
        -----------------------------------------------             --------------------------------
Address:
        -----------------------------------------------
City:
     --------------------------------------------------
State/Province:
               ----------------------------------------
ZIP/Postal Code:
                ---------------------------------------
Phone:
      -------------------------------------------------
Fax:
    ---------------------------------------------------

Print Media          Please Enclose:     Invoice          Datelined Tearsheet          Pre-Approval Form
------------------------------------------------------------------------------------------------------------------
Name of Publication                     Ad Date       # of insertions    Total Cost      RIM %      Claimed Amount
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


Direct Mail          Please Enclose:     Invoice          Direct Mail                  Pre-Approval Form
------------------------------------------------------------------------------------------------------------------
Description                             Date          Cost Per Item      Total Cost      RIM %      Claimed Amount
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


Radio/TV             Please Enclose:     Invoice          Recording and Script         Pre-Approval Form
------------------------------------------------------------------------------------------------------------------
Description                             Ad Date       Cost Per Item      Total Cost      RIM %      Claimed Amount
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


Promotional Events   Please Enclose:     Invoice           Attendee List               Pre-Approval Form
------------------------------------------------------------------------------------------------------------------
Description                             Ad Date       # of insertions    Total Cost      RIM %      Claimed Amount
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


                                                   -----------------------------
                        Total Claimed Amount
                                                   -----------------------------

                                                   -----------------------------
                        Total Approved Amount
                                                   -----------------------------

  Send to RIM Channel Marketing at 295 Phillip St., Waterloo, Ontario N2L 3W8.

          Claims must be submitted within 60 days of the activity date.

--------------------------------------------------------------------------------
For RIM Use Only

Approved by:
             ---------------------------------    ------------------------------
                        Marketing                            Accounting

JMF Account Updated On (date):

Cheque Issued On (date):                                      Cheque Number:

--------------------------------------------------------------------------------

RIM CONFIDENTIAL


                                   SCHEDULE E

                                 BRANDING GUIDE
                            See attached Schedule E.

                                   SCHEDULE E

                                                       BlackBerry Branding Guide

The BlackBerry name, logo, messaging and imagery may be used for marketing purposes that are consistent with the terms and conditions of your agreement with RIM.

BlackBerry, and the BlackBerry logo are registered trademarks of Research In Motion Limited. This document will help you use these RIM Trademarks and related imagery correctly and effectively. Please review the following guidelines with personnel assigned to the responsibility of producing ads, direct mail pieces, or other promotional material.

Your use of the BlackBerry name, logo, or imagery in your printed or electronic materials indicates your agreement to be bound by these conditions. The terms of the BlackBerry Branding Guide apply to all advertising and promotional materials produced by third parties, regardless of their source of funding.

Questions regarding usage of these RIM trademarks, and related imagery should be directed to RIM Marketing Communications (519) 888-7465.

                                   SCHEDULE E

                                                       BlackBerry Branding Guide


    Examples of Where to Use the BlackBerry Name, Logo and Imagery Web Pages

The BlackBerry name, logo and imagery may be used on a reseller's web site. On a web page, or as a launch button, the minimum logo size is 300 pixels wide.

Advertisements, Direct Mail, and Collateral

The BlackBerry name, logo and imagery may be incorporated in any advertising, direct mail, collateral, product labels or other promotional materials.

Review Process

RIM must review and approve the content of any advertisement, collateral, labels or promotional materials containing the BlackBerry name, logo or imagery prior to it being released. Please allow a minimum of 5 business days for RIM to review the materials.

Terms and Conditions

Nothing herein is intended to grant any right to RIM trademarks other than the right to use the trademarks in accordance with the requirements set forth herein. RIM reserves the right at anytime at its sole discretion to terminate or modify the permission granted to use the trademarks. RIM reserves the right to take action against any use that does not conform to these requirements.

Program Participation

If at anytime the agreement between you and RIM is discontinued, you must stop using the RIM trademarks and any materials provided to you. You must return or destroy, at RIM's discretion, all copies of all materials containing RIM trademarks.

                                RIM CONFIDENTIAL

                                   SCHEDULE E

                                                       BlackBerry Branding Guide

                                    The Logo


                        BlackBerry Logo Usage Guidelines

Maintaining the integrity and color standards BlackBerry logo is of vital importance. Through adherence to the guidelines described, a cohesive visual image will reinforce the BlackBerry name and industry presence. Electronic files of the BlackBerry logo are available from RIM's Marketing Department.


                                  Logo Variants

1.    The BlackBerry Logo





2.    The BlackBerry Logo with" Email In Motion" tag line





                                 Logo Integrity

To maintain the logo's integrity, use an original electronic file. Never alter the BlackBerry logo. The logo must be reproduced from an original electronic file provided by RIM. When reproducing the logo, it must not be distorted in any way. Please do not:

o     simulate the logo with the use of a typeface

o     transpose the colors within the logo

o     change the proportions within the logo

o     use a pattern within the logo

                                RIM CONFIDENTIAL

                                   SCHEDULE E

                                                       BlackBerry Branding Guide


                                 The Safety Zone

The safety zone is empty space that must surround a logo. No other elements may infringe upon this space. The safety zone is the amount of space that should surround the BlackBerry logo to ensure legibility and easy recognition. No written information or other company logos should appear within the specified area. Acceptable clear space is equal to the height of the `B' in BlackBerry; it adjusts proportionally according to the size of the logo you are using.

                                      Size

The RIM logo may be reduced or enlarged proportionally as necessary on print materials. However the size of the original electronic files provided by RIM should not altered in a scale greater than +50% of original size. To ensure clarity and comprehension, the logo may only be reduced to a minimum size such that the bottom and top widths are 1" when measured from the left edge of the `B' to the right edge of the `Y'.


                              Color Specifications

Reproducing the BlackBerry Logo in Full Color and Four Color Process

When reproduced in color, the BlackBerry logo should only appear on a white or light colored background.

Pantone Spot Color - The BlackBerry logo should be reproduced for print material using the Pantone Spot 1815C (Burgundy) and 100% Black whenever possible.

Process Color - When it must be reproduced for print materials in four-color process, use the CMYK color model and assign color values as follows:

            Burgundy

              C: 0
              M: 91
              Y: 100
              K: 40

              Always match the color against a Pantone 1815C spot color swatch.

            Black:

              Process Black

Reproducing the BlackBerry Logo in One Color

It is recommended that the full-color version be used whenever possible. If using the full-color version is too expensive or inappropriate for the printing method used, one of the official one-color versions may be used.

The BlackBerry logo can also appear in print as black on white and white on black. When reproducing the logo in one color format, all logo elements must appear as solid black or solid white. Note: as a general rule, if the logo must appear on a bright or dark color, the one color solid white reproduction of the logo should be used.

Example

                                RIM CONFIDENTIAL

                              Trademark/ Copyright

Use of the BlackBerry logo on printed materials and web sites must be accompanied by a trademark attribution sentence identifying the BlackBerry logo as a Research In Motion trademark as follows:

             "BlackBerry and the BlackBerry logo are trademarks of
                          Research In Motion Limited."

In all external publications, the BlackBerry brand name should be trademarked at least once, and preferably in its first occurrence in a document. The `TM' symbol is also incorporated into the logo artwork.

                                RIM CONFIDENTIAL


                                   SCHEDULE E

                                                       BlackBerry Branding Guide


                                    Messaging

                               Naming Conventions
--------------------------------------------------------------------------------
          Official Name                            Description
--------------------------------------------------------------------------------

BlackBerry                          Refers to the entire mobile email solution.
--------------------------------------------------------------------------------

BlackBerry Handheld                 Refers to the wireless device.
--------------------------------------------------------------------------------

BlackBerry Desktop Software         Refers to the software the comes with
                                    BlackBerry.
--------------------------------------------------------------------------------

BellSouth Intelligent Wireless      Refers to the network in the United States
                                    over which messages are transferred Network
                                    between your handheld and your PC.
--------------------------------------------------------------------------------

Cradle Refers to the accessory that you plug in to your computer and in which you place your handheld in order to transfer information between the handheld and the PC.
--------------------------------------------------------------------------------

Holster Refers to the accessory that you clip on to your belt and in which you place the handheld to carry it safely with you
--------------------------------------------------------------------------------

Keyboard                            Refers to the 31 QWERTY-style keyboard on
                                    the handheld.
--------------------------------------------------------------------------------

Trackwheel                          Refers to the thumb-operated navigational
                                    tool so that you can roll and click to
                                    scroll and to view menus
--------------------------------------------------------------------------------

                                   SCHEDULE E

                                                       BlackBerry Branding Guide


                                  Company Name

Please use the acronym RIM to refer to the Corporation, Research In Motion Limited, in all advertising and promotional materials.


                                       RIM

The Company name acronym can appear on a white background in either Pantone Spot 307U (Blue) or Process Black. On a blue or black background, the company name must appear in white lettering.

When the Company Name Acronym is included in body text, it adopts the font of the rest of the body text in the paragraph. Each letter must always be capitalized.

Research In Motion Limited, the Corporation, has registered trademark rights to the acronym RIM. Proper notice in the form of the registered trademark symbol
(R) should be exhibited immediately adjacent to the acronym at least once throughout a document. It is preferable that a one-time display of proper notice occurs at the beginning of a document.

RIM CONFIDENTIAL


                                   SCHEDULE F

                                  BSP AFFILATES


                                TO BE DETERMINED

RIM COMPANY SECRET                 (June 2000)         RIM 950 Wireless Handheld
                                                           Target Specifications

                                   Exhibit A-1

                                RIM 950 Wireless
                                  Handheld(TM)

Product Structure

RIM 950 Wireless Handheld Product

The RIM 950 bundle includes the device and belt clip. Cradle, software, end user documentation and packaging are optionally available.

Target Product Characteristics

The RIM 950 is the third generation in a growing line of wireless handhelds designed and manufactured by RIM.

The RIM 950 Wireless Handheld is a fully two-way wireless messaging device designed to both receive and transmit email and other messages over nationwide wireless data networks.

Key Features and Benefits
--------------------------------------------------------------------------------
Feature                       Benefit to Customer
--------------------------------------------------------------------------------
Supports high performance     Fast, real time messaging
two-way Mobitex network
--------------------------------------------------------------------------------
Small pager-sized device      Highly portable, as easy to carry as your current
with keyboard                 pager
--------------------------------------------------------------------------------
Ergonomic QWERTY keyboard     Familiar command and control user interface
                              for rapid message entry and enhanced applications
--------------------------------------------------------------------------------
Optimized for long battery    Always ready, no need to worry about batteries
life
--------------------------------------------------------------------------------
MB's of flash storage         Store thousands of contacts and appointments
                              and hundreds of email messages
--------------------------------------------------------------------------------
Low cost                      Affordable for a wide range of applications,
                              low involvement purchase
--------------------------------------------------------------------------------
Engineered for simplicity     Fast learning curve with QWERTY keyboard, little
and ease of use               training required
--------------------------------------------------------------------------------
Full backlit graphic          Easy to read and practical for both long
display, capable of 6 or 8    and short messages
lines of text
--------------------------------------------------------------------------------
Programmable by third         Customer third party applications can enhance
party developers through      functionality
RIM SDK
--------------------------------------------------------------------------------
External serial port          Enables synchronization software and 3rd party
                              hardware add-ons
--------------------------------------------------------------------------------

Functional

o     Form factor (89mm x 64mm x 24mm) or (3.5" x 2.5" x 0.93")

o     Weight less than 5 ounces (140g) with battery

o     31 Key QWERTY positive action localizable tactile keyboard

o     "Roll and click" trackwheel

o Graphic backlit LCD (8 lines by 22 chars or more, using proportional font). Large font software selectable.

o Serial (RS-232 compatible) three wire interface for PC or other serial peripherals

o     Internal high efficiency antenna

o     Memory:

o     Model RIM 950-2:  Total 2 MB of non-volatile flash storage, 204 KB of SRAM

o     Model RIM 950-4:  Total 4 MB of non-volatile flash storage, 512 KB of SRAM

o Messages and other data are preserved in non-volatile memory even while battery is removed.

o A powerful 32bit general purpose computing engine with protect mode is easily programmed for custom applications through the Pager SDK in `C/C++' using Rim's full-featured Page API.

Message Notification (user selectable)

o     Audible beeper

o     Mechanical vibrator

o     Magnetic detection for in-holster/out-of-holster differentiation


Regulatory Compliance

o     FCC Parts 15 and 90

o     Industry Canada RSS 119

Environmental Properties

o     0 to 60 Degrees Celsius radio operational

o -40 to 70 Degrees Celsius short term storage. Long term storage 20+/-5 (degree)C (without AA installed) up to 1 year

o     Humidity 5-95% non-condensing

o     Shock Target: 1 meter drop
                                        2
o     Vibration Target: 10-55 Hz, 50 m/s  over 0.5 hours for each plane

o     Static discharge compliant with level 3 of IEC 61000-4-2: 1999

Power

o     1-AA Alkaline

o     Internal rechargeable Li-Ion cell

PC and Peripheral Connectivity

o Three wire serial interface (RS-232 compatible interface EIA/TIA-562, +/- 5V at up to 115Kbps using optional DB9 PC connection cable)

o     Connects easily to PCs, barcode readers, serial printers.

RIM 950 Cradle

Target Product Characteristics

o     Optional accessory for the RIM 950 Wireless Handheld

o Connects to Windows(TM)95, 98, 2000 or NT desktop PC for PIM synchronization

o Automatic PIM synchronization ("hot synch") on cradling of handheld (requires PIM Synchronization software)

o Includes 2 meter (78.74") cable with standard 9-pin PC serial port connector

Target Cradle Specification

o     Form factor:  74mm x 68mm x 36mm (2.91" x 2.68" x 1.42")

o     Serial 9 pin connector

o     Three wire serial interface RS-232 EIA/TIA-562, +/-5V at up to 115Kbps

o     2m (78.74") cable

RIM COMPANY SECRET              Feb '00 revision           Target Specifications

                                   Exhibit A-1

                            RIM 957 Wireless Handheld


Always On . . .
Always Connected . . .
from the palm of your hand!


Product Structure

RIM 957 Handheld

o RIM 957 Handheld package includes the RIM 957 Handheld device, synchronization and charging cradle

o     Holster, software, documentation, packaging also available

o     Optional accessories include travel charger and protective case

o     Software Developers Kit (SDK) optionally available

Product Characteristics

The RIM 957 Handheld is the new form factor in a growing line of wireless devices designed and manufactured by RIM.

The RIM 957 Handheld is a two-way wireless messaging device designed to both send and receive email and other messages over nationwide wireless data networks.

--------------------------------------------------------------------------------
Need/Benefit                            Feature
--------------------------------------------------------------------------------
Fast, real time email messaging;        Supports high performance, two-way
wireless yet "always connected"         Mobitex network
"always connected"
--------------------------------------------------------------------------------
Integrated mail system client           Wireless extension of email service
                                        (backend MS Exchange or ISP
                                        service/solution required)
--------------------------------------------------------------------------------
Sized to fit easily in your palm,       4.6" x 3.1" x 0.70" (target)
pocket or purse                         5 oz (target)
--------------------------------------------------------------------------------
Personal information always at hand     Full featured PIM (calendar, address
                                        book, task list, calculator, memo pad,
                                        alarm)
--------------------------------------------------------------------------------
Synchronization of PIM data             Standard via external serial port
                                        (requires synchronization software and
                                        cradle)
--------------------------------------------------------------------------------
Familiar command and control user       Ergonomic, 35 key QWERTY keyboard and
interface for rapid message entry       trackwheel
and enhanced applications

--------------------------------------------------------------------------------
"Always On" however no need to worry    Rechargeable, polymer, lithium ion
about batteries                         battery offering at least 1 week of
                                        "typical use" on a fully charged cell
--------------------------------------------------------------------------------
Fast learning curve, intuitive,         Engineered for simplicity
easy to use
--------------------------------------------------------------------------------
Easy to view emails, PIM entries,       160x160 pixel viewing area, high
Internet information or vertical        contrast, low-glare display,
application forms                       backlight
--------------------------------------------------------------------------------
Internet content access                 Supports 3rd party web browsing clients
--------------------------------------------------------------------------------
Vertical application interfaces         Serial port allows external devices (bar
                                        code reader, printers etc) to be added
--------------------------------------------------------------------------------
Easy 3rd party development              Enhance functionality using RIM's SDK
--------------------------------------------------------------------------------

Device Features

o     Form factor target:  4.6 x 3.1 x 0.70" (117 x 78.5 x 18 mm)

o     Weigh target:  5 oz.

o     Keyboard

o 35 Key QWERTY (alphabet, backspace, Delete, Enter, 2 Caps, Space, Alt, Escape, Power)

o     positive action tactile keyboard

o     On/Off/Backlight key

o     "Roll and click" trackwheel

o     "Charcoal gray" color with silver accents

o     Display

o     160x160 resolution

o     graphic, low-glare LCD

o     high-visibility reverse image backlighting

o     square pixel font

o     small font/large font option

o     software controlled LCD contrast

o     Serial interface for PC or other serial peripherals

o     Internal high efficiency antenna

o 1/2 MB SRAM, 5MB non-volatile flash storage for radio and API, flash file system, applications and data storage; messages and other data are preserved in non-volatile memory

o Intel 386 32-bit general purpose computing engine with protected mode is easily programmed for custom applications through the RIM SDK in `C/C++' using RIM's full-featured API.

Message Notification

o     Audible beeper (software configurable)

o     Mechanical vibrator

o     Red LED

o     Magnetic: detection for in-holster/out-of-holster differentiation

Regulatory Compliance

o     FCC Parts 15 and 90

o     Industry Canada RSS 119

Environmental Properties

o     0 to 50 Degrees Celsius operational

o     10 to 30 Degrees Celsius long term storage (1 year)

o     Humidity 5-95% non-condensing

o     Shock Target: 1 meter drop
                                        2
o     Vibration Target: 10-55 Hz, 50 m/s  over 0.5 hours for each plane

o     Static discharge compliant with level 3 of IEC 61000-4-2: 1999

Radio Specifications

o     Transmit:  896-902 MHz, 12.5 kHz channels

o     Receive:  935-941 Mhz, 12.5 kHz channels

o     Receiver sensitivity:  -117 dBm sensitivity

o     RF Output Power 2W

Antenna Characteristics

o Internal antenna with a target of an average 3dB improvement over Inter@ctive(TM)Pager 950 characteristics

Power Model

o     Internal, rechargeable, lithium polymer cell

o     At least 1 week of "typical use" on a fully charged cell

o Recharging of an empty cell to full within 3 hours using RIM 957 Handheld synchronization/charging cradle

o Recharging for 10-15 minutes using RIM 957 Handheld synchronization/charging cradle allows typical user to work for an entire day

PC and Peripheral Connectivity

o     RS-232 compatible serial port

o     input voltage from 5V p-p to +/- 30V

o     maximum data rate, 115,200 baud

o port impedance 5k(OMEGA) nominal input, 300(OMEGA), minimum impedance output

o     Connects easily to PCs, barcode readers, serial printers

o Four "dimples" in plastics to allow for mechanical attachments such as barcode readers

Labeling

o     Front auxiliary label:  28mm x 5.5mm

o     Back service provider label:  48.1mm x 20.5mm

Holster

o     Belt clip for wearability

o     Protection of screen

o     Magnetic detection for in-holster/out-of-holster differentiation

Synchronization and Charging Cradle

o     Enables PIM synchronization and charging of RIM 957 Handheld

o     Enables "no-button" synchronization

o     Device fully functional while charging

o     Form factor:  3.7 x 3.8 x 2.1" (w x  l x h) target dimensions

o Includes 78" (2m) cable with standard 9 pin PC serial port connector and 110V AC wall outlet adapter

o AC connection integrated into serial port connector to maintain a single cable to the desktop

Optional Accessories

o     Travel Charger

o     110V AC adapter and custom connector with approx. 2m cable

o     does not provide a serial connection for desktop synchronization

o provides similar charging characteristics to the Synchronization and Charging Cradle

o     Leather protective case

o     Magnetic detection for in-case/out-of-case differentiation

RIM COMPANY SECRET              Feb '00 revision           Target Specifications

                                   Exhibit A-1

                            RIM 850 Wireless Handheld


Product Structure

The RIM 850 includes the wireless handheld and a belt clip. Cradle, software, AA alkaline battery, end user documentation, and packaging are optional.

Target Product Characteristics

Key Features and Benefits

The RIM 850 is the third generation in a growing line of wireless handhelds designed and manufactured by RIM.

The RIM 850 is a fully two-way wireless messaging device designed to both receive and transmit alphanumeric messages over wireless data networks.

--------------------------------------------------------------------------------
Feature                                 Benefit to Customer
--------------------------------------------------------------------------------
Supports high performance two-way       Fast, real time messaging.
DataTAC networks
--------------------------------------------------------------------------------
Smallest available two way              Highly portable, as easy to carry as
wireless handheld with keyboard         your current pager
--------------------------------------------------------------------------------
Ergonomic QWERTY keyboard               Familiar command and control user
                                        interface for rapid message entry and
                                        enhanced applications
--------------------------------------------------------------------------------
Optimized for long battery life         Always ready, no need to worry about
                                        batteries
--------------------------------------------------------------------------------
Low cost                                Affordable for a wide range of
                                        applications, low involvement purchase
--------------------------------------------------------------------------------
Engineered for simplicity and ease      Fast learning curve with QWERTY keyboard
of use                                  and roller wheel, little taining
                                        required
--------------------------------------------------------------------------------
Full backlit graphic display, capable   Easy to read and practical for both long
of 8 lines of text                      and short messages
of text
--------------------------------------------------------------------------------
Programmable by third party             Custom or third party applications can
developers                              enhance functionality
--------------------------------------------------------------------------------
External three wire serial port         Backup handheld address book to PC
--------------------------------------------------------------------------------

Functional

o     Form factor (89mm x 64mm x 24mm) or (3.5" x 2.5" x 0.93")

o     Weight approximately 5 ounces (140g) with battery

o     31 Key QWERTY positive action tactile keyboard

o     Roller entry wheel

o Graphic backlit LCD (8 lines by 22 chars or more, using proportional font). Large font software selectable.

o Serial (RS-232 compatible) three wire interface for PC or other serial peripherals

o     Internal high efficiency antenna

o     Memory:

o     Model RIM 850-2: Total 2 MB of non-volatile flash storage, 304 KB of SRAM

o     Model RIM 850-4: Total 4 MB of non-volatile flash storage, 512 KB of SRAM

o A powerful 32 bit general-purpose computing engine with protected mode is easily programmed for custom applications through the SDK in `C/C++' using RIM's full-featured developer API.

o Messages and other data are preserved in non-volatile memory even while battery is removed.

Operating Targets
(with AA Alkaline)

o     Target: 70  hours under typical use

Message Notification (user selectable)

o     Audible beeper

o     Mechanical vibrator

Physical

o Overall dimensions not to exceed; 89mm (3.5) inches wide, 64mm (2.5) inches tall, 24mm (0.94) inches thick

Regulatory Compliance

o     FCC Parts 15 and 90

o     Industry Canada RSS 119

Environmental Properties

o     0 to 60 Degrees Celsius radio operational

o -40 to 70 Degrees Celsius short term storage. Long term storage 20 +5 (degrees)C (without AA installed) up to 1

o     Humidity 5-95% non-condensing

o     Shock Target:  1 meter drop

o     Vibration Target:  10-55 Hz, 50 m/s2  over 0.5 hours for each plan

o     Static discharge compliant with level 3 of IEC 61000-4-2: 1999

Power

o     1-AA Alkaline or AA NiMH

o     Internal rechargeable Li-Ion cell

PC and Peripheral Connectivity

o Three wire serial interface (RS-232 compatible interface EIA/TIA-562, +/- 5V at up to 115 Kbps using optional DB9 PC connection cable)

o     Connects easily to PC, barcode readers, serial printers

RIM 850 CHARGING CRADLE



Cradle Functionality

o     optional accessory for the RIM 850 Wireless Handheld

o     includes 1 NiMH high capacity AA battery

o     includes 110VAC adapter

o includes 2 meter (78.74") cable with standard 9-pin PC serial port connector

o     automatic PIM synchronization

o     connects to Windows(TM)95, 98 or NT desktop PC for PIM synchronization

--------------------------------------------------------------------------------
Feature                       Benefit to Customer
--------------------------------------------------------------------------------
Recharge                      Allows user to conveniently recharge RIM 850
                              over an 8 hour period
--------------------------------------------------------------------------------
Automatic PIM                 Allows user to initiate RIM's PIM Synchronization
Synchronization               software by simply placing the RIM 850 into the
                              cradle.
--------------------------------------------------------------------------------

Synchronization requires a Desktop PIM
Synchronization software license.

Cradle Specifications

o     Form factor:  74mm x 68mm x 36mm (2.91" x2.68" x 1.42") target dimensions

o     Serial 9 pin connector

o     Three wire serial interface RS-232 EIA/TIA-562, +/- 5V at up to 115Kbps

o     2m (78.74") cable

Cradle Re-charging Capabilities

o     Automatic Re-charge of NiMH AA cell when device is placed in cradle

o     8 hour charging time

RIM COMPANY SECRET              Feb `00 revision           TARGET SPECIFICATIONS

                                   Exhibit A-1

                            RIM 857 Wireless Handheld

Always On . . .
Always Connected . . .
from the palm of your hand!

Product Structure

RIM 857 Handheld

o RIM 857 Handheld package includes the RIM 857 Handheld device, synchronization and charging cradle, carrying holster and basic operating software

o     Email/PIM client software, documentation and packaging also available

o     Optional accessories include travel charger and protective case

o     Software Developers Kit (SDK) optionally available

Product Characteristics

The RIM 857 Handheld is the new form factor in a growing line of wireless devices designed and manufactured by RIM.

The RIM 857 Handheld is a two-way wireless messaging device designed to both send and receive email and other messages over nationwide wireless data networks.

--------------------------------------------------------------------------------
Need/Benefit                            Feature
--------------------------------------------------------------------------------
Fast, real time email                   Supports high performance, Data TAC
messaging; wireless yet                 two-way packet data network
"always connected"
--------------------------------------------------------------------------------
Integrated mail system                  Wireless extension of email service
client available                        (backend MS Exchange, Lotus Notes or
                                        ISP service/solution required)
--------------------------------------------------------------------------------
Sized to fit easily in your             4.6" x 3.1" x 0.70" (target)
palm, pocket or purse                   5 oz (target)
--------------------------------------------------------------------------------
Personal information always             Full featured PIM available (calendar,
at hand                                 address book, task list, calculator,
                                        memo pad, alarm)
--------------------------------------------------------------------------------
Synchronization of PIM data             Standard via external serial port
                                        (requires synchronization software
                                        and cradle)
--------------------------------------------------------------------------------
Familiar command and control            Erogonomic, 35 key QWERTY keyboard
user interface for rapid message        and trackwheel
entry and enchanced applications
--------------------------------------------------------------------------------
"Always On" however no need             Rechargeable, polymer, lithium ion
to worry about batteries                battery offering several days of
                                        "typical use" on a fully charged cell
--------------------------------------------------------------------------------
Fast learning curve, intuitive,         Engineered for simplicity
easy to use
--------------------------------------------------------------------------------
East to view emails, PIM entries,       160 x 160 pixel viewing area, high
Internet information or vertical        contrast, low-glare display backlight
application forms
--------------------------------------------------------------------------------
Internet content access                 Supports 3rd party web browsing clients
--------------------------------------------------------------------------------
Vertical application interfaces         Serial port allows external devices (bar
                                        code reader, printers etc) to be added
--------------------------------------------------------------------------------
Easy 3rd party development              Enhance functionality using RIM's SDK
--------------------------------------------------------------------------------

Device Features

o     Form factor target:  4.6 x 3.1 x 0.70"

o     (117x78.5x18mm)

o     Weight target:  5 oz.

o     Keyboard

o 35 Key QWERTY (alphabet, backspace, Delete, Enter, 2 Caps, Space, Alt, Escape, Power)

o     positive action tactile keyboard

o     On/Off/Backlight key

o     "Roll and click" trackwheel

o     "Charcoal gray" color with silver accents

o     Display

o     160x160 resolution

o     graphic, low-glare LCD

o     high-visibility backlighting

o     square pixel font

o     small font/large font option

o     software controlled LCD contrast

o     Serial interface for PC or other serial peripherals

o     Internal high efficiency antenna

o 1/2 MB SRAM, 5MB non-volatile flash storage for radio and API, flash file system, applications and data storage; messages and other data are preserved in non-volatile memory

o Intel 386 32-bit general purpose computing engine with protected mode is easily programmed for custom applications through the RIM SDK in 'C/C++' using RIM's full-featured API.

Message Notification

o     Audible beeper (software configurable)

o     Mechanical vibrator

o     Red LED

o     Magnetic detection for in-holster/out-of-holster differentiation

Regulatory Compliance

o     FCC Parts 15 and 90

o     Industry Canada RSS 119

Environmental Properties

o     0 to 50 Degrees Celsius operational

o     10 to 30 Degrees Celsius long term storage (1year)

o     Humidity 5-95% non-condensing

o     Shock Target:  1 meter drop
                                         2
o     Vibration Target:  10-55 Hz, 50 m/s  over 0.5 hours for each plane

o     Static discharge compliant with level 3 of IEC 61000-4-2:  1999

Radio Specifications

o     800 MHz Data TAC networks

o     Transmit Range 806 - 825 MHz

o     Receive Range 851 - 870 MHz

o Supports NCL (Native Control Language) protocol and RAP (RIM's Radio Access Protocol)

o     Transmit Power is 2.0 Watts into antenna

Antenna Characteristics

o Internal antenna with a target average gain that is 3dB better than the RIM 850.

o     Average ERP target of better than -2 dBWd or 630 mW

Power Model

o     Internal, rechargeable, lithium polymer cell

o Recharging of an empty cell to full within 3 hours using RIM 857 Handheld synchronization/charging cradle

o Recharging for about 30 minutes using RIM 857 Handheld synchronization/charging cradle allows typical user to work for an entire day

o Fully charged internal Lithium Ion cell projected to yield better than 80 hours continuous device operation in MDC, better than 150 hours in RD-LAP under typical use in Standard PowerSave; When Enhanced PowerSave is implemented, battery life can be increased significantly.

PC and Peripheral Connectivity

o     RS-232 compatible serial port

o     input voltage from 5V p-p to +/- 30V

o     maximum data rate, 115,200 baud

o port impedance 5k(OMEGA) nominal input, 300(OMEGA) minimum impedance output

o     Connects easily to PCs, barcode readers, serial printers.

o Four "dimples" in plastics to allow for mechanical attachments such as barcode readers

Labeling

o     Front auxiliary label:  28mm x 5.5mm

o     Back service provider label:  48.1 mm x 20.5mm

Holster

o     Belt clip for wearability

o     Protection of screen

o     Magnetic detection for in-holster/out-of-holster differentiation

Synchronization and Charging Cradle

o     Enables PIM synchronization and charging of RIM 857 Handheld

o     Enables "no-button" synchronization

o     Device fully functional while charging

o     Form factor:  3.7 x 3.8 x 2.1" (w x l x h) target dimensions

o Includes 78" (2m) cable with standard 9 pin PC serial port connector and 110V AC wall outlet adapter

o AC connection integrated into serial port connector to maintain a single cable to the desktop

Optional Accessories

o     Travel Charger

o     110V AC adapter and custom connector with approx. 2m cable

o     does not provide a serial connection for desktop synchronization

o provides similar charging characteristics to the Synchronization and Charging Cradle

o     Leather protective case

o     Magnetic detection for in-case/out-of-case differentiation

RIM COMPANY SECRET              Feb '00 revision           Target Specifications

                                   Exhibit A-2

                      BlackBerry Enterprise Server Software

                               (Exchange Edition)

The BlackBerry Enterprise Server (BES) Software consolidates the operation of individual BlackBerry Desktop email redirectors into a server that the IT department can monitor and control. With the BES, users don't have to leave their computers running and laptop users can be supported. IT Departments handle the centralized administration and control of mobile email and users can continue to configure email redirection options using the BlackBerry Desktop Software on their PCs.

BES for Microsoft Exchange Functionality

Email Redirection

o     Monitors the user's Microsoft Exchange inbox for new mail

o Applies user definable filters to new messages to determine if and how the message will be relayed to the user's BlackBerry handheld

o Compresses and encrypts these new messages and delivers them to the BlackBerry handheld via the Internet

o Receives, via the Internet, messages composed on the BlackBerry handheld, then decompresses and decrypts the messages and places them in the user's Outbox for the corporate Exchange server to deliver.

Management

o Administration of the BES is accomplished through user-interface extensions to the Exchange Administrator.

o The BES logs to the NT event log so administrators can perform server-level monitoring using the standard event log monitoring tools

o     Operating statistics can be monitored via SNMP

o     User level monitoring is also available through the Exchange Administrator

o New users can be batch imported and existing user stats can be exported for analysis.

Key Features and Benefits

--------------------------------------------------------------------------------
Feature                       Benefit to Customer
Server-based                  Operation Corporate servers are more reliable
                              platforms than desktop computers. Also offers IT
                              more control over deployment.
--------------------------------------------------------------------------------
No redirection software       Permits laptop users to take their laptop with
required on desktop.          them and still receive email on their handheld.
--------------------------------------------------------------------------------
Outbound originated TCP/IP    Connection provides faster communication
Connection to RIM's           between the server redirection software and
BlackBerry Service            the handheld.  Outbound originated connection
                              does not pose an IT security risk.
--------------------------------------------------------------------------------
Management done through       No new admin package to learn. Takes advantage
Exchange Administrator        of remote admin capabilities of Exchange
extensions.
--------------------------------------------------------------------------------
Messages are automatically    View and reply to messages when it is convenient
"pushed" to the handheld as   Handheld is always up to date - no time wasted
they arrive at the Exchange   dialing in to find no new messages
mailbox.
--------------------------------------------------------------------------------
Mirrors your existing         Same e-mail address as always. Messages appear
Exchange mailbox              sent from you desktop
--------------------------------------------------------------------------------
Messages sent from the        Desktop has complete record of all e-mail sent
handheld are stored in the
`Sent Items' folder of your
Exchange account
--------------------------------------------------------------------------------
Fully secure and encrypted    Messages sent to and from the handheld are kept
message transmission          private
--------------------------------------------------------------------------------

                  BlackBerry ISP Solution Application Software
Product Concept

The RIM BlackBerry ISP Solution Application Software provides comprehensive software to address the Personal Information Management and Messaging needs of the end user. The BlackBerry Application Software allows the BlackBerry Handheld to mirror the user's ISP email account. The Application Software works with the ISP's existing email system. The RIM BlackBerry ISP Solution requires activation and the purchase of BlackBerry Services.

PIM Functionality

Appointment Calendar

o     Agenda view displays entries in a continuous view

o     Calendar view displays a continuous calendar with appointments marked

o Appointment details available are: subject, location, start and end time, reminder and notes

o     Entries can be easily added or edited

Task List

o     Tasks details include status, priority, due date and notes

o     Entries can be added or edited from the same menu

o Tasks status values include: not started, in progress, completed, waiting, and deferred

o     Task priority values include:  low, normal, and high

o     Tasks can be sorted by subject, due date, status or priority

Address Book/Contact List

o Fields available for first and last name, title, company, address and notes

o Contains fields for up to 3 email addresses, 3 phone numbers, fax and pager numbers

o     Entries are viewed in a `virtual' business card format

o     Sort by first or last name and by company

o     Search through entries by first or last name

Alarm

o     Alarm notification is set separately from notification for calendar events

MemoPad

o     Create, edit and store information in memo format

Calculator

o        Multi-function 8-digit calculator with memory

--------------------------------------------------------------------------------
Feature                                 Benefit to Customer
--------------------------------------------------------------------------------
Appointment Calendar                    Keep track of important events and
                                        schedule activities
--------------------------------------------------------------------------------
Task List                               Easily organize and update your To Do
                                        list
--------------------------------------------------------------------------------
Address Book/Contact List               List of important contacts always
                                        accessible
--------------------------------------------------------------------------------
Alarm                                   Can be used as an alarm clock or as a
                                        reminder for important events
--------------------------------------------------------------------------------
MemoPad                                 Keep track of information in an easy to
                                        manage format
--------------------------------------------------------------------------------
Calculator                              Perform calculations without having to
                                        carry a second device
--------------------------------------------------------------------------------

BlackBerry Desktop PIM Synchronization

RIM's Desktop PIM Synchronization software allows users of RIM's BlackBerry PIM application to synchronize information with common desktop PIMs. Synchronization requires the RIM Inter@ctive Pager Cradle.

Product Functionality

The PIM Synchronization software is compatible with Windows(TM) 95, 98 or NT desktop PC.

Desktop Applications

o     Desktop Synchronization

      synchronize the address book, appointment calendar and task list on the device with desktop PIM applications

o     full Conflict Resolution

o     PIM Applications Supported

o     Microsoft Outlook 97

o     Microsoft Schedule + 7.0.7.0a

o     Lotus Organizer 2.1, 97, 97 GS

o     Act! 3.0.8

o     Backup/Restore

      allows back up of PIM information from device to desktop, and restoration from desktop to device

o     Application Loader

o     user-friendly application loader in "wizard" format



--------------------------------------------------------------------------------
Feature                       Benefit to Customer
--------------------------------------------------------------------------------
Desktop Synchronization       Allows user to maintain consistency between PIM
                              information on desktop and on device
--------------------------------------------------------------------------------
Backup/Restore                Prevents loss of information if device is
                              lost or stolen and allows fast restoration of
                              information if required
--------------------------------------------------------------------------------
Application Loader            Provides an easy method of loading applications
                              on device.  Allows end users to add new
                              applications or update existing applications
--------------------------------------------------------------------------------

Messaging Functionality

Email Client

o Message List - icons identify unread messages, read messages, priority messages, and outgoing message status (pending, sent, delivery confirmed).

o     GUI User Interface - Icon driven main menu

o Message Compose - support for subject line and up to 50 To/CC/BCC addresses.

o Attach contact information to messages - handheld users can wirelessly exchange entries in the address book on their handheld.

Enhanced Utilities

o     AutoText

      User-definable database of auto-replace phrases.

o     Auto-capitalization of sentences.

o Message Search Facility - search messages by sender/from name, subject keyword(s), message keyword(s)

o Saved Messages Folder - important messages can be stored in a separate folder for safekeeping.

Transport

o    Protocol - Message receipt and delivery relies on RIM's BlackBerry Service.

o Compression - RIM's proprietary compression algorithm was designed for wireless messaging to provide high performance in a small footprint. This algorithm outperforms the V42bis standard for all message sizes and achieves approximately 2-to-1 compression on most average length text messages. Compression requires a gateway provided by the network provider which implements RIM's proprietary compression algorithm.

--------------------------------------------------------------------------------
Feature                       Benefit to Customer
--------------------------------------------------------------------------------
Standard                      Email Client Easy to learn and use. Includes the
                              email fields that users expect in an email client.
--------------------------------------------------------------------------------
AutoText                      Handles most capitalization and punctuation
                              automatically for fast and efficient message
                              composition.
--------------------------------------------------------------------------------
Message Search                Quickly and efficiently search through sent,
                              received and saved messages for keywords
--------------------------------------------------------------------------------
Wireless                      Email Compression Increases transmission speed and
                              reliability while reducing cost by allowing more
                              of the message to be sent in fewer packets
--------------------------------------------------------------------------------

ISP Email Integration Software Functionality

ISP Email Mirroring

o     Operates with ISP's existing email accounts

o The BlackBerry ISP Application Software uses "Push" architecture - messages are relayed to the BlackBerry Handheld as they arrive at the user's ISP account.

o Messages sent from the BlackBerry Handheld appear to originate from the ISP account.

o Messages sent from the BlackBerry Handheld are also copied to the ISP email inbox so the user has a complete record of email transactions made using the BlackBerry Handheld. (These messages are not sent again to the handheld).


Web Based Filtering Engine

o The user can set any number of filtering rules using a password protected personal web page. Each filter consists of criteria identifying which messages to act on and an action to perform on these messages.

o The engine can filter messages based on the following criteria: sender(s) how addressed (To, CC, BCC) subject keyword(s) message keyword(s) important (high, low, normal)

o     If a message is matched, the following actions are available:

      forward the message to the handheld (i.e. the user can set the default action to hold all messages and set filters to let certain ones through)

      hold the message (i.e. if the default is forward all messages, the user can set filters to hold certain messages back)

      forward the message with high priority -on the handheld, these messages are marked with an exclamation and the user can turn notification off for all but these priority messages.

Web Based ISP Administration Tools

o A password protected web site provides the ISP with management tools for users of the BlackBerry ISP Solution.

o     Add, delete and edit ISP users

o     Modify ISP user information

o The web site provides information on the status of the BlackBerry Service as well as the wireless network (for troubleshooting purposes).

o The ISP Administration Web Site also provides access to help files and BlackBerry ISP Solution service and support information.


--------------------------------------------------------------------------------
Feature                                 Benefit to Customer
--------------------------------------------------------------------------------
Messages are automatically "pushed"     View and reply to messages when it is
to the handheld as they arrive at       convenient.  Device is always up to
the ISP mailbox.                        date - no time wasted dialing in to
                                        find no new messages.
--------------------------------------------------------------------------------
Mirrors user's existing ISP             Same e-mail address as always. Messages
mailbox                                 appear sent from user's ISP account.
--------------------------------------------------------------------------------
Messages sent from the device are       User has complete record of all e-mail
copied to user's ISP account            sent
--------------------------------------------------------------------------------
User definable filtering ISP account.   The user can control the flow of
                                        messages to their handheld thereby
                                        reducing intrusiveness and airtime
                                        expense.
--------------------------------------------------------------------------------
Secure web site for user                ISP can easily add, modify and delete
administration                          users in addition to obtaining
                                        Blackberry Service information.
--------------------------------------------------------------------------------

                                      -??-